UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.      )

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Insignia Systems, Inc.
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8799 Brooklyn Blvd., Minneapolis, MN 55445

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 23, 2012

TO THE SHAREHOLDERS OF INSIGNIA SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Insignia Systems, Inc. (the “Company”), a Minnesota corporation, will be held on Wednesday, May 23, 2012, at 9:00 a.m., Central Time, at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, Minnesota, for the following purposes:

1.	To elect as directors the six nominees named in the attached Proxy Statement to serve for a one–year term, and until their successors are elected;

2.	To approve an amendment to the Company’s 2003 Incentive Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 3,175,000 to 3,675,000 shares;

3.	To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the Plan from 1,200,000 to 1,400,000 shares;

4.	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2012;

5.	To approve, by non-binding vote, the Company’s executive compensation;

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 28, 2012, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote either by Internet or, if the proxy materials were mailed to you, by signing and mailing the enclosed proxy card.

By Order of the Board of Directors

Scott Drill
Secretary
April 10, 2012 (approximate date of mailing)
Minneapolis, Minnesota

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 23, 2012

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AVAILABILITY OF PROXY MATERIALS AT: https://www.proxyvote.com

PROXY STATEMENT

Annual Meeting of Shareholders
May 23, 2012

PROXY STATEMENT

GENERAL INFORMATION

Outstanding Shares and Voting Rights

This Proxy Statement is furnished to the shareholders of Insignia Systems, Inc. in connection with the Board of Directors’ solicitation of proxies to be voted at the Annual Meeting of Shareholders to be held on May 23, 2012, or any adjournment thereof (the “Annual Meeting”). The Company mailed the Notice of Internet Availability of Proxy Materials (“Internet Notice”) to shareholders on or about April 10, 2012. The Internet Notice contains instructions on how to access our Proxy Statement and Annual Report and how to vote via the Internet or by mail.

Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted in the manner directed by the shareholder. If no direction is made, signed proxies received from shareholders will be voted “for” the proposals set forth in the Notice of Meeting.

As of the record date, March 28, 2012, there were 13,602,280 shares of Common Stock, par value $.01 per share (the “Common Stock”) outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Only shareholders of record at the close of business on March 28, 2012, are entitled to vote at the Annual Meeting and at any continuation or adjournment thereof. The presence, in person or by proxy, including abstentions, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

Under Minnesota law, each item of business properly presented at a meeting of shareholders at which a quorum is present must be approved by the vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote on that item of business. However, under Minnesota law, directors are elected by the affirmative vote of the holders of a plurality of the shares present and entitled to vote. Votes cast by proxy or in person at the Annual Meeting will be tabulated at the Annual Meeting to determine whether or not a quorum is present. Abstentions will be treated as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Solicitation of Proxies

All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone or by mail.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

Director Independence

     Majority Independent Board

All of the Company’s directors are elected annually. Pursuant to the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has fixed the size of the Board of Directors to be elected at the Annual Meeting at six. Five of the members of the current Board are “independent” as defined by the listing standards of The Nasdaq Capital Market (“The Nasdaq Listing Standards”). Nasdaq’s definition of “independence” includes a requirement that directors with certain relationships may not be considered “independent” under the Nasdaq Listing Standards. As to each independent director, no relationships exist that would interfere with his exercise of independent judgment in carrying out the responsibilities of a director. None of the directors is related to any other director or to any executive officer of the Company.

Each of our directors, other than Scott F. Drill our President, Chief Executive Officer and Secretary, qualifies as “independent” in accordance with The Nasdaq Listing Standards. Mr. Drill is precluded from being considered independent because he is an executive officer of the Company. The current independent directors are: Donald J. Kramer, David L. Boehnen, Peter V. Derycz, Reid V. MacDonald and Gordon F. Stofer.

     Nominee Qualifications and Independence

The Nominating and Corporate Governance Committee has nominated the six current members of the Board for re-election, and has determined that each nominee is qualified to serve as a director based upon the criteria set forth in the Nominating and Corporate Governance Committee Charter. All of the nominees have consented to serve if elected and five of the nominees are “independent” as that term is defined in The Nasdaq Listing Standards. As noted above, Mr. Drill is precluded from being considered “independent” because he is an executive officer of the Company. If any nominee should be unable to serve, or becomes unavailable for any reason (which is not anticipated), the persons named in the proxies may vote for such other persons as determined by them in their discretion.

The names and ages of the nominees, their current positions with the Company, and the year each first became a director are as follows:

Name and Age	Position	Director Since

Donald J. Kramer (79)	Chairman of the Board and Director	2002

David L. Boehnen (65)	Director	2011

Peter V. Derycz (49)	Director	2006

Scott F. Drill (59)	President, Chief Executive Officer, Secretary and Director	1998

Reid V. MacDonald (64)	Director	2007

Gordon F. Stofer (65)	Director	1990

Business Experience of Nominees

Donald J. Kramer was elected Chairman of the Board of Directors in March 2004 and has been a director since December 2002. Until 1996, he was a principal of TA Associates, a private equity capital firm located in Boston, Massachusetts. Mr. Kramer has been a director of numerous public and private companies over the course of his career. Prior to 2008, Mr. Kramer served on the Board of Directors and Audit Committee of Micro Component Technology, Inc.

David L. Boehnen was appointed to the Board in December 2011. Mr. Boehnen is currently Of Counsel at the law firm of Dorsey & Whitney LLP, where he was a partner prior to joining SUPERVALU, Inc. in 1991. From 1997 through 2010, Mr. Boehnen served as Executive Vice President of SUPERVALU and was responsible for real estate and store development, corporate development, legal and government affairs. Mr. Boehnen retired from SUPERVALU in December 2010 and served as Senior Counselor to the CEO for one year.

Peter V. Derycz was appointed to the Board in January 2006. Mr. Derycz is the founding partner and the CEO and board member of Derycz Scientific, a marketing services conglomerate focused on content re-purposing tools and services, in Los Angeles, CA. From 2003 to 2004, he was CEO of the Puerto Luperon Company, a luxury resort real estate development company. From 1990 to 2003, he was President, Chairman and CEO of Infotrieve, Inc., a global provider of content management technology and information services. He has also served as an advisor to various organizations in the US, Europe and Australia. He holds nine Internet technology patents.

Scott F. Drill has been President and Chief Executive Officer of the Company since February 24, 1998. From May 1996 to December 2002, he was also a partner in Minnesota Management Partners (MMP), a venture capital firm located in Minneapolis, Minnesota. Mr. Drill co-founded Varitronics Systems, Inc. in 1983, and was its President and CEO until it was sold in 1996. Prior to starting Varitronics, Mr. Drill held senior management positions in sales and marketing at Conklin Company and Kroy, Inc.

Reid V. MacDonald has been a director of the Company since May 2007. Since 1982, Mr. MacDonald has been President and CEO of Faribault Foods, Inc. He previously served in other capacities with Faribault Foods, Inc., beginning in 1974. Faribault Foods, Inc. is a privately held processor and marketer of canned specialty products. Mr. MacDonald has served on numerous public and private company and non-profit boards over the course of his career, and is the former Chairman of the Food Processors Association, and is on the Board and Executive Committee of the Grocery Manufacturers Association.

Gordon F. Stofer has been a director of the Company since February 1990. Mr. Stofer is the President of Cherry Tree Companies, LLC, a financial advisory and investment banking firm located in Minneapolis, Minnesota. Mr. Stofer co-founded Cherry Tree Companies in 1980. He has been a director of numerous public and private companies over the past 30 years and currently serves on the board of directors of Znomics, Inc.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ELECTION OF THE SIX NOMINEES.

DIRECTOR COMPENSATION

Narrative Discussion of Compensation of Directors

During 2011, three outside directors received a fee of $10,000 per year, while the Chairman of the Board received a fee of $25,000 per year, and all outside directors also received $1,000 for each Board meeting ($250 for each conference call meeting) that they attended. In addition, the Chair of each committee received $1,000 for each meeting of the committee, and members of the committee received $500 for each meeting of the committee that they attended. The 2003 Incentive Stock Option Plan provides for the grant to each non-employee director of a non-qualified option to purchase 10,000 shares of common stock at the time the director is first elected or appointed to the Board, and grants of non-qualified options for 5,000 shares each year that the director is re-elected. All grants have an exercise price equal to the closing market price on the date of grant. In 2011, upon joining the Board of Directors, Mr. Boehnen received the standard non-qualified options for 10,000 shares. Due to his deep knowledge and experience in the grocery retail industry, the Board of Directors also granted Mr. Boehnen an additional 19,700 non-qualified options for the purchase of 19,700 shares as an incentive for him to join the Board of Directors. All options granted to Mr. Boehnen were granted at the closing price ($2.09 per share) on the day of his appointment, December 16, 2011.

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2011.

Director Compensation – Fiscal Year 2011

Name(1)	Fees Earned or Paid in Cash(2)		Option Awards(3)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
David L. Boehnen	$3,750	(4)	$39,239	(5)	$-	$-	$-	$42,989

Peter V. Derycz	$15,250		$10,435		$-	$-	$-	$25,685

Donald J. Kramer	$35,250		$10,435		$-	$-	$-	$45,685

Reid V. MacDonald	$14,500		$10,435		$-	$-	$-	$24,935

Gordon F. Stofer	$21,250		$10,435		$-	$-	$-	$31,685

(1)	Scott F. Drill, the Company’s President and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus received no compensation for his service as a director.
(2)	Reflects annual board retainer and fees for attending Board, committee and conference call meetings earned during 2011.
(3)

The Option Awards in the table above are reported on the basis of the aggregate grant date fair value for such awards granted during 2011. The fair value of the annual non-qualified stock options granted to directors was determined using the Black-Scholes option–pricing model, which requires several significant judgmental assumptions. Please refer to Note 5, “Shareholders’ Equity,” to the Company’s financial statements in its Form 10-K for the year ended December 31, 2011, for information regarding the assumptions used to determine the fair value of options granted. Except as noted for Mr. Boehnen in footnote 5 below, all options granted to the directors were immediately vested on May 25, 2011, the date of grant.

(4)

Mr. Boehnen was elected to be Board on December 16, 2011. On January 19, 2012, he received $3,750, a prorated amount of the annual retainer fee for the period representing December 16, 2011 through May 23, 2012.

(5)

The value represented for Mr. Boehnen reflects the non-qualified options to purchase 29,700 shares of common stock granted to him on December 16, 2011 upon his appointment to the Board. Ten thousand of the options vested immediately, and 19,700 of the options vest in one-third increments over a three-year period beginning December 16, 2011.

The following table shows the aggregate number of shares underlying outstanding stock options held by the Company’s non-employee directors as of December 31, 2011.

Name	Shares Underlying Outstanding Stock Option Awards	Exercisable	Unexercisable

David L. Boehnen	29,700	10,000	19,700

Peter V. Derycz	5,000	5,000	–

Donald J. Kramer	25,000	25,000	–

Reid V. MacDonald	5,000	5,000	–

Gordon F. Stofer	10,000	10,000	–

OTHER CORPORATE GOVERNANCE MATTERS

Meetings and Committees of the Board of Directors

     Board Meetings; Attendance at Meetings

The Board of Directors held four regular meetings and two conference call meetings during 2011. The Board of Directors also took four written actions without meeting during the fiscal year. Each director attended at least 75% of all meetings of the Board and committees of the Board on which he served. Each director also attended the 2011 Annual Meeting of Shareholders. Directors are expected to attend substantially all of the meetings of the Board and the committees on which they serve, except for good cause. Directors who have excessive absences without good cause will not be nominated for re-election or, in extreme cases, will be asked to resign or be removed.

     Independent Audit, Compensation and Nominating and Corporate Governance Committees

The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Chairman of the Board is Mr. Kramer, one of the Company’s outside directors, and not Mr. Drill, the Company’s Chief Executive Officer. The Board has determined that its leadership structure is appropriate for the Company. Among the Board’s other functions, the Board oversees the types and levels of risk to which the Company is subject.

          Audit Committee.

               Membership and Independence, Duties and Responsibilities and Meetings.

The members of the Audit Committee are: Mr. Kramer, Mr. Derycz and Mr. Stofer, each of whom is “independent” as that term is defined in The Nasdaq Listing Standards and in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Audit Committee provides independent objective oversight of the Company’s financial reporting system, reviews and evaluates significant matters relating to the annual audit and the internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, the Company’s independent auditors and approves additional services to be provided by the auditors. The Audit Committee also reviews and approves all related-party transactions.

The Audit Committee operates pursuant to a written charter that was most recently amended on February 19, 2004, and is available on the Investor Relations section of the Company’s website at www.insigniasystems.com. This charter further describes the role of the Audit Committee in overseeing the Company’s financial reporting process.

The Committee held four regular meetings and nine conference calls during 2011. In addition to fulfillment of the Committee’s regular duties and responsibilities, these meetings were designed to facilitate and encourage private communication between the Audit Committee and the Company’s independent auditors. Please refer to the Report of the Audit Committee in this Proxy Statement beginning on page 28.

               Audit Committee Financial Expert.

Mr. Kramer has been designated by the Board as the Audit Committee’s financial expert, as that term is defined by rules of the Securities and Exchange Commission (“SEC”). He possesses: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements with a breadth and level of complexity commensurate with those presented by the Company’s financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions.

          Compensation Committee.

               Membership, Independence and Duties and Responsibilities.

The members of the Compensation Committee are Mr. Stofer, Mr. Kramer and Mr. MacDonald, all of whom are “independent” as that term is defined by The Nasdaq Listing Standards. Among other duties, the Compensation Committee reviews and approves the compensation of the Company’s officers, benefits policies, strategies and pay levels necessary to support corporate objectives. The Compensation Committee also approves option grants to employees. The Committee operates pursuant to a written charter that was most recently amended on February 22, 2011, and is available on the Investor Relations section of the Company’s website at www.insigniasystems.com. For further information concerning the Committee’s duties and responsibilities, please refer to the Report of the Compensation Committee in the form of the Compensation Discussion and Analysis beginning on page 8 of this Proxy Statement.

               Committee Meetings.

The Compensation Committee held four regular and one conference call meeting during the past fiscal year. The Committee also took written action without meeting once during the fiscal year.

          Nominating and Corporate Governance Committee.

               Membership, Independence and Meetings.

The members of the Committee are Mr. Stofer, Mr. Kramer and Mr. MacDonald, each of whom is “independent” as that term is defined in the Nasdaq Listing Standards. The Committee held one regular meeting during the past fiscal year. The Committee also took written action without meeting once during the fiscal year.

               Duties and Responsibilities; Policies Concerning Nomination Process.

Among other duties, the Committee is responsible for nominating the slate of directors to be considered for election at the Company’s annual meeting of shareholders. The Nominating and Corporate Governance Committee Charter states that the Committee will evaluate candidates for election as directors using the following criteria: education, reputation, experience, industry knowledge, independence, leadership qualities, personal integrity, diversity, and such other criteria as the Committee deems relevant. The Committee will consider candidates recommended by the Board, management, shareholders, and others. The Charter authorizes the Committee to retain and pay advisors to assist it in identifying and evaluating candidates. The Committee operates pursuant to a written charter most recently amended on February 23, 2010. For further information concerning the Committee’s duties and responsibilities please refer to the Committee’s charter, which is available in the Investor Relations section of the Company’s website at www.insigniasystems.com.

Shareholders who wish to recommend candidates to the Nominating and Corporate Governance Committee should submit the names and qualifications of the candidates to the Committee at least 120 days before the date of the Company’s proxy statement for the previous year’s Annual Meeting. Submittals should be in writing and addressed to the Committee at the Company’s headquarters.

Shareholder Communications with the Board

Shareholders may send written communications to the Board or to any individual director at any time. Communications should be addressed to the Board or the individual director at the address of the Company’s headquarters. The Board may direct that all of such communications be screened by an employee of the Company for relevance. The Board will respond to shareholder communications when it deems a response to be appropriate.

Code of Ethics

The Board of Directors has adopted a Code of Ethics to promote the highest honest and ethical conduct and compliance with laws, regulations and Company policies by the Company’s directors, officers, employees and contractors. The Code of Ethics is available in the Investor Relations section of the Company’s website at www.insigniasystems.com.

EXECUTIVE OFFICERS

The names, ages and positions of the Company’s current executive officers are as follows:

Name	Age	Position

Scott F. Drill	59	President, Chief Executive Officer, Secretary and Director
John C. Gonsior	34	Vice President of Finance, Chief Financial Officer and Treasurer
Glen P. Dall	50	Executive Vice President and Chief Operating Officer
Alan M. Jones	55	Senior Vice President of CPG & Retail Sales
A. Thomas Lucas	61	Senior Vice President of Operations

Information regarding Scott F. Drill is included under Proposal Number One – Election of Directors.

John C. Gonsior has been the Vice President of Finance, Chief Financial Officer and Treasurer since June 2011. Prior to joining the Company, Mr. Gonsior spent his career in public accounting, most recently at Grant Thornton, LLP from 2006 to 2011 where his position last held was that of Senior Manager. Mr. Gonsior is a licensed CPA with extensive experience in financial reporting, internal controls and corporate tax.

Glen P. Dall has been the Executive Vice President and Chief Operating Officer since March 1, 2012. Prior to his appointment to EVP and COO, Mr. Dall had been the Company’s Vice President of Corporate Development since September 2009. For 19 years prior to joining the Company, Mr. Dall served in various roles at Valassis Communications, Inc., most recently as a Director of CPG Sales from October 2007 to September 2009.

Alan M. Jones has been Senior Vice President of Consumer Packaged Goods (CPG) and Retail Sales since May 2007. From August 1998 to May 2007, he held various positions within the Insignia POPS Division including Vice President of Retail Sales and subsequently Vice President of CPG Sales. From 1992 to 1998, Mr. Jones held leadership and sales positions in the in-store advertising field with both Net Value Inc. and Valassis In-Store Marketing. From 1981 to 1992, Mr. Jones held various positions at SmithKline Beecham Consumer Brands in the areas of sales training and management including Director of the Mid-Atlantic Division.

A. Thomas Lucas has been Senior Vice President of Operations since April 2007. Mr. Lucas has been with the Company since 1992. From 1998 to 2007, he served as Vice President of Operations, POPS Division, and from 1992 to 1998 he was the Manager and Director of Customer Services. Prior to 1992, Mr. Lucas held a variety of management and leadership positions within the United States Air Force and the Joint Chiefs of Staff.

EXECUTIVE COMPENSATION POLICIES

Compensation Discussion and Analysis

     Overview and Philosophy

The Compensation Committee of the Board of Directors (the “Committee”) operates pursuant to a charter adopted by the Board of Directors on February 24, 2003 and amended on February 22, 2011. The Charter includes a mission statement which states that the Committee’s mission is to ensure that the Company’s executive officers are compensated consistent with the following philosophy and objectives: (1) to support the Company’s overall business strategy and objectives; (2) to attract, retain and motivate the best executives in the Company’s industry; (3) to promote the Company’s pay-for-performance philosophy; and (4) to ensure that the Company’s compensation programs and practices are of the highest quality and designed with full consideration of all accounting, tax, securities law, and other regulatory requirements.

The main duties of the Committee, as described in the Charter, are as follows: (1) review and approve annual base salary and incentive compensation levels, employment agreements, and benefits of the Chief Executive Officer and other key executives; (2) review the performance of the Chief Executive Officer; (3) review and assess performance target goals established for bonus plans and determine if goals were achieved at the end of the plan year; (4) act as the administrative committee for the Company’s stock plans, and any other incentive plans established by the Company; (5) consider and approve grants of incentive stock options, non-qualified stock options, restricted stock or any combination to any employee; and (6) prepare the Report of the Compensation Committee for inclusion in the Annual Proxy Statement. The Committee has, from time to time, retained an outside compensation consultant to advise it on compensation matters. The Committee also consults with the Chief Executive Officer on compensation issues regarding the other executive officers.

The Company’s executive compensation program is designed to attract, retain, motivate and fairly reward the high performing individuals who will help the Company achieve and maintain a competitive position in its industry. The program is also intended to ensure the accomplishment of the Company’s financial objectives and to align the interests of employees, including management, with those of long-term shareholders. The Company accomplishes these objectives by linking compensation to individual and Company performance, setting compensation at competitive levels, rewarding officers for financial growth of the Company, tying incentive compensation to performance objectives that are clearly defined and challenging but achievable, and increasing salaries and incentive compensation with position and responsibility. Generally, our executive compensation program is comprised of three elements: base salary, non-equity incentive compensation in the form of an annual bonus or commissions, and long-term, equity-based incentive compensation.

The Compensation Committee Charter authorizes the Committee to retain outside consultants and advisors to assist the Committee. In February 2007, the Committee retained Towers Watson, a national executive compensation consulting firm, to conduct an executive compensation review focused on the following areas: executive competitive pay level testing, annual incentive plan design issues, and total potential dilution. Towers Watson delivered a report to the Committee in February 2007 that included its assessment, based on Watson Wyatt’s 2006-2007 Industry Report on Top Management Compensation and William Mercer’s 2006 Executive Compensation Survey, and proxy data from the Company’s 21 publicly-traded peer companies. The assessment found that the Company’s total cash compensation for the eight executives reviewed was slightly below competitive norms when compared to the external market data, in that the executives’ total base salary was 14% below the market median and the executives’ total cash compensation was 7% below the market median. Based on its assessment, Towers Watson recommended that the Committee consider normal increases to base salary and adoption of an annual incentive compensation plan for all of the executive officers. The names of the peer companies used in the assessment are as follows:

24/7 Real Media Inc.	EMAK Worldwide Inc.	Paxar Corp.
Alloy Inc.	Harris Interactive Inc.	Schawk Inc.
Arbitron Inc.	Innotrac Corp.	SPAR Group Inc.
Catalina Marketing Corp	Logility Inc.	Traffix Inc.
CoActive Marketing Group Inc.	MDC Partners Inc.	United Online Inc.
Corillian Corp.	Multi-Color Corp.	Valassis Communications Inc.
Digital River Inc.	Navarre Corp.	ValueClick Inc.

In the future, the Committee will retain outside consultants and advisors to assist the Committee in structuring the Company’s executive compensation program if and as deemed necessary by the Committee.

At last year’s annual meeting, the shareholders voted to approve the Company’s executive compensation. Partially as a result of this vote, the Committee has not changed its policies concerning or approach to executive compensation.

     Base Salary

The original base salaries of the executive officers were set by their offer letters and are subject to upward or downward adjustment on their annual review dates at the Compensation Committee’s discretion. The Committee intends that base salaries be in the median range of salary levels for equivalent positions at comparable companies nationwide, in order for the Company to be able to attract and retain key individuals. The Committee does not use a set formula in determining base salaries; rather, it considers recommendations from the Company’s CEO, together with its own assessment of each officer based on the following factors: job performance, responsibilities, experience, tenure with the Company, historical compensation levels within the executive officer group, leadership, and current and future contributions to the success of the Company. Officers do not necessarily receive increases every year.

In its February 2007 report, Towers Watson stated that the base salaries of the Company’s executive officers were slightly below the external median market data they reviewed, and that normal increases (3% to 6%), were appropriate if justified by performance. In 2011, the Committee viewed Towers Watson’s 2007 report as continuing to be relevant, and did not retain Towers Watson or any other consultant to advise the Committee in setting base salaries for 2011.

In setting base salaries for 2012, the Compensation Committee met with the President and CEO Mr. Drill and discussed his recommendations for salary adjustments for 2012 for executive officers other than himself. The CEO recommended no increase in base salaries for the other executive officers. The recommendation of no increase took into consideration the Company’s status at that time and was based on a number of significant factors affecting the Company, including the loss of a key retailer from its retailer network and the uncertain economic environment. Subsequently, as part of the Company’s reduction in force in March 2012, Mr. Drill recommended that his and Mr. Simcox’s (the Company’s former Senior Vice President of Marketing Services) base salaries be reduced by 50% effective April 1, 2012. Mr. Drill also recommended that Mr. Jones’ base salary be reduced by 25% effective April 1, 2012. Mr. Jones’ reduction in base salary is recoverable through a potential bonus if POPS revenue targets are met. Mr. Drill recommended that the base salaries of the other executives remain unchanged. The Committee agreed with the recommendations, and based upon those recommendations, the prior Towers Watson report, and its own assessment of these factors, the Committee approved the aforementioned adjustments to the base salaries of the executive officers.

     Non-Equity Annual Incentive Compensation

The Compensation Committee believes strongly that the Company’s executive compensation arrangements should closely align the interests of management with the interests of our shareholders. In addition, the Committee believes that incentive compensation should represent an inducement for performance that meets or exceeds challenging targets. The Committee intends to challenge the Company’s management by continuing to set aggressive targets, which would provide an appropriate return for the Company’s shareholders, but which are also achievable.

In 2011, the Company made no non-equity incentive compensation cash bonus payments under the executive compensation program due to the Company’s financial performance. Mr. Jones did receive commission payments pursuant to his compensation arrangement with the Company.

In its February 2007 report, Towers Watson recommended that the Committee establish an annual incentive plan for all executive officers that would allow them to receive annual bonuses based upon the Company’s achievement of revenue and earnings targets. In general, the Executive Officer Incentive Bonus Plan allows covered officers to earn bonuses equal to a specified percentage of their base salary at fiscal year end based on the actual POPS revenue and net income for the Company for the year as compared to internal revenue and net income targets. The revenue and net income targets are set each year by management and submitted to the Committee for approval, based on the Company’s budget for the applicable fiscal year. The percentage payout ranges are based on the Committee’s assessment of the percentage payouts appropriate for each officer based on his experience, responsibilities, and ability to contribute to achieving the performance targets. No annual incentive bonus payments were made in 2011.

The Executive Officer Incentive Bonus Plan specifies the revenue and net income target ranges and the applicable potential payout percentages of annual base salary (from 7% to 36%, depending on the Company’s POPS revenue and its net income) the covered executives are eligible to earn. For 2012, the executives covered by the Executive Officer Incentive Bonus Plan are the CEO, COO, CFO and Senior Vice President of Operations.

In lieu of being covered by the plan, Mr. Jones is covered by a commission plan that will pay him one percent of all POPS revenue from consumer packaged goods manufacturers (CPGs), subject to adjustments based on gross margin. This commission plan is substantially the same as in prior years.

     Long-term Incentives

The 1990 Stock Plan and the 2003 Incentive Stock Option Plan are the basis of the Company’s long-term incentive plans for executive officers and other key employees. The stock option grants allow executives to purchase shares of Company stock at a price equal to the fair market value of the stock on the date of grant over a term of ten years. The options generally vest and become exercisable over a period of up to three years following the date of grant. The Committee granted options to the named executive officers on May 25, 2011 as shown in the Grants of Plan-Based Awards table.

The grant of stock options is consistent with the Company’s objective to include a long-term equity interest in the total compensation package for the executive officers, giving them greater opportunity for reward if long-term performance is sustained. The objective of the stock option grants is to align executives’ long-term interests with those of the shareholders by creating a direct incentive for executives to increase shareholder value. In general, the Committee utilizes option grants as incentives for future performance and not as compensation for past accomplishments. The Committee does not use any set formula in granting options to executive officers. Prior to granting options to the executive officers, the Committee meets with the Company’s Chief Executive Officer and receives his recommendations. The Committee typically considers the CEO’s recommendations together with its own assessment of each officer based on the same factors it uses in making salary adjustments: job performance, responsibilities, experience, tenure with the Company, historical compensation levels within the Company, leadership, and contributions to the success of the Company, particularly the future success of the Company. In connection with the option grant on May 25, 2011, the CEO recommended that each of the named executive officers (except Mr. Gonsior who had not yet commenced employment) receive an option grant for 20,000 shares. The Company was experiencing difficult challenges at that time, including the loss of a key retailer and the general economic downturn. The CEO felt that the recent performance of the Company did not warrant large option grants to the executive officers, but he wanted to motivate executive officers to increase shareholder value and to remain with the Company to help it overcome the challenges it then faced. Accordingly, he recommended an option grant to each of the executive officers for 20,000 shares. The Committee agreed with the CEO’s recommendation, and after considering it together with its assessment of the officers using the factors described above, awarded option grants for 20,000 shares to each of the executive officers, including the CEO.

The Company also maintains the Employee Stock Purchase Plan, pursuant to which eligible employees, including named executive officers, can contribute up to ten percent of their base pay per year to purchase shares of Common Stock. The shares are issued by the Company at a price per share equal to 85% of market value on the first day of the offering period or the last day of the plan year, whichever is lower.

     2011 Performance Bonus Plan

On February 9, 2011, the Company’s lawsuit against News America Marketing In-Store, LLC (“News America”) was settled after more than ten years of litigation. Pursuant to the Settlement Agreement, News America paid the Company $125,000,000, and the Company paid News America $4,000,000, in exchange for a 10-year arrangement to sell signs with price in News America’s retailer network as News America’s exclusive agent.

At the meeting of the Company’s Board of Directors on February 22, 2011, the Board approved payment to the shareholders of a special dividend of $2.00 per share, and also approved a Stock Repurchase Plan authorizing the Company to repurchase up to $15,000,000 of the Company’s common stock. The Board took these actions in order to return part of the proceeds from the News America settlement to the shareholders.

At the meeting on February 22, 2011, the Board also approved the adoption of a one-time bonus plan referred to as the Performance Bonus Plan (“2011 Plan”), which provided for the one-time payment of $3,987,500 to certain employees of the Company, in recognition of their efforts during the litigation with News America. Shareholder approval of the 2011 Plan was not required. The 2011 Plan was of temporary duration and did not call for the Company to make any additional payments.

The total bonus paid under the 2011 Plan was equal to five percent of the gross settlement proceeds in excess of $10,000,000, less contingent attorney’s fees and less the $4,000,000 payment by the Company to News America for the new business arrangement. This was the same amount that was approved by the Board of Directors and the shareholders in 2008 for payment in connection with the litigation under the Senior Management Litigation Incentive Plan (“Prior Plan”). The Prior Plan was terminated by the Board in 2009 upon the advice of trial counsel that it could be prejudicial to the Company in the trial, and not for any other reason.

Adoption of the 2011 Plan was recommended to the Board by the Compensation Committee. Prior to approving the 2011 Plan and awarding bonuses under the 2011 Plan, the Committee consulted with the Company’s Chief Executive Officer, with the Company’s outside law firm and outside accounting firm, and with Towers Watson. Towers Watson advised the Committee that the proposed payouts under the 2011 Plan were consistent with external market practices and trend data when considering the Company’s annual compensation and the time period of the litigation, and were also consistent with the Prior Plan.

After completing the above process, the Committee approved the 2011 Plan and the award of bonuses to certain employees. The Committee determined that those employees should be rewarded for their diligent and persistent efforts over the ten-plus years the litigation against News America was pending, which were in addition to their regular duties, and for aiding the Company in achieving a favorable settlement in the litigation. The Committee also determined that the bonus payable to Mr. Drill was warranted, because he led the Company’s efforts in the litigation during the entire ten-year period, and his perseverance and personal commitment allowed the Company to ultimately achieve a favorable settlement. The Committee also determined that the total amount of the bonuses was reasonable because, among other reasons, it was the same as the amount that had been approved by the Company’s shareholders as part of the Prior Plan.

The executive officers of the Company named in the Summary Compensation Table were awarded the following bonuses under the 2011 Plan:

Name	Amount
Scott F. Drill	$2,400,000
Scott J. Simcox	$500,000
Justin W. Shireman	$200,000
A. Thomas Lucas	$200,000
Alan M. Jones	$100,000
Glen P. Dall	$50,000

     Conclusion

The Committee believes that the executive compensation strategy discussed in this Proxy Statement will promote the overall corporate objectives of increasing earnings and shareholder value.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on our reviews and discussion with management, the Compensation Committee recommended to the Board of Directors, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee:
Gordon F. Stofer, Chairman	Donald J. Kramer	Reid V. MacDonald

EXECUTIVE COMPENSATION

Narrative Disclosure of Executive Compensation

As discussed above in the Compensation Committee’s Compensation Discussion and Analysis commencing on page 8, the principal components of compensation for the Company’s executive officers are: i) base salary; ii) non-equity incentive compensation in the form of an annual bonus or commissions; and iii) long-term, equity-based incentive compensation. Information concerning the foregoing, the material terms of our named executive officers’ employment agreements or arrangement and their fiscal years 2011, 2010 and 2009 compensation and the material terms of plans providing for payment in connection with resignation, retirement or change in control follows.

Employment Agreements/Arrangements-Named Executive Officers Currently Employed by the Company

The information provided below relates to named executive officers who are currently employed by the Company.

     Scott F. Drill

     Employment Arrangement; Base Salary; Cash (Non-Equity) Incentives and Long-Term (Equity) Incentives

Mr. Drill is the Company’s President, CEO and Secretary and has served in this capacity since 1998. Mr. Drill’s employment arrangement with the Company does not specify a term of service or provisions concerning termination, except in the case of termination related to a Change in Control as outlined below. Mr. Drill currently receives base compensation of $158,100 per year, a 50% reduction from his 2011 base salary of $316,200.

As an executive officer, Mr. Drill is eligible to earn non-equity incentives in the form of annual cash incentive payments of between 7% and 36% of his base salary contingent upon company performance objectives approved by the Compensation Committee of the Company’s Board of Directors on an annual basis. In addition, Mr. Drill is eligible for consideration by the Compensation Committee, generally on an annual basis, to receive long-term incentive (equity) compensation in the form of stock option grants.

     Equity Grants

          The 2011 Option

On May 25, 2011, the Company granted Mr. Drill an incentive stock option to purchase 20,000 shares at an exercise price of $4.22 per share. The option vests ratably in one-third increments on an annual basis over three years and will expire on May 25, 2021.

          The 2010 Option

On May 26, 2010, the Company granted Mr. Drill an incentive stock option to purchase 20,000 shares at an exercise price of $5.49 per share. The option vests ratably in one-third increments on an annual basis over three years. The 2010 option expires on May 26, 2020.

          The 2009 Options

On May 20, 2009, the Company granted Mr. Drill a non-qualified stock option to purchase 6,667 shares at an exercise price of $2.80. One hundred percent of the non-qualified option vested on May 20, 2010. Also on May 20, 2009, the Company granted Mr. Drill an incentive stock option to purchase 13,333 shares at an exercise price of $2.80. The incentive stock option vests ratably in one-half increments on the second and third anniversary dates of the option. All 2009 options expire on May 20, 2019.

     2011 Performance Bonus Plan

In 2011, Mr. Drill received an award of $2,400,000 under the 2011 Performance Bonus Plan, a plan implemented in connection with the Company’s litigation against News America, the material terms of which are further described in the 2011 Performance Bonus Plan section above. Mr. Drill will receive payment of this award in three equal annual installments of $800,000. He received the first and second installments of the payments due to him in March 2011 and March 2012, respectively, and will receive the final payment in January 2013.

     Termination; Severance and Change in Control

Either the Company or Mr. Drill may terminate his employment at any time. His employment arrangement does not provide for a pre-determined severance arrangement, except in the case of termination of employment after a Change in Control under the circumstances and terms set forth in Mr. Drill’s Amended Change in Control Severance Agreement with the Company dated May 26, 2010. In the event of termination of Mr. Drill’s employment after a Change in Control as further described in the Potential Change in Control Payments section below, Mr. Drill is entitled to a severance payment equal to two times his current base salary, except that for purposes of calculating any severance payment due under the Amended Change in Control Severance Agreement, Mr. Drill’s 2012 salary reduction shall not apply. Such calculation shall be made using a base salary amount of $316,200 (his base salary in effect prior to the salary reduction effective April 1, 2012) or until such time that his base salary is adjusted to at least $316,200, in which case his then current base salary will be used to calculate the severance amount. The additional material terms of Mr. Drill’s Amended Change in Control Severance Agreement are further described in the Potential Change in Control Payments section below.

     John C. Gonsior

     Employment Arrangement; Base Salary; Cash (Non-Equity) Incentives and Long-Term (Equity) Incentives

Mr. Gonsior is the Company’s Vice President of Finance, Chief Financial Officer and Treasurer and has served in that capacity since June 2011. Mr. Gonsior’s employment arrangement with the Company does not specify a term of service or provisions concerning termination, except in the case of termination related to a Change in Control as outlined below. Mr. Gonsior currently receives base compensation of $180,000 per year.

As an executive officer, Mr. Gonsior is eligible to earn non-equity incentives in the form of annual cash incentive payments of between 7% and 36% of his base salary contingent upon company performance objectives approved by the Compensation Committee of the Company’s Board of Directors on an annual basis. In addition, Mr. Gonsior is eligible for consideration by the Compensation Committee, generally on an annual basis, to receive long-term incentive (equity) compensation in the form of stock option grants.

     2011 Equity Grant

On August 23, 2011, the Company granted Mr. Gonsior an incentive stock option to purchase 20,000 shares at an exercise price of $3.13 per share. The option vests ratably in one-third increments on an annual basis over three years. The option expires on August 23, 2021.

     Termination; Severance and Change in Control

Either the Company or Mr. Gonsior may terminate his employment at any time. His employment arrangement does not provide for a pre-determined severance arrangement, except in the case of termination of employment after a Change in Control under the circumstances and terms set forth in Mr. Gonsior’s Change in Control Severance Agreement with the Company dated June 13, 2011. In the event of termination of Mr. Gonsior’s employment after a Change in Control as further described in the Potential Change in Control Payments section below, Mr. Gonsior is entitled to a severance payment equal to two times his base salary. Additional material terms of Mr. Gonsior’s Change in Control Severance Agreement are further described in the Potential Change in Control Payment section below.

     Glen P. Dall

     Employment Arrangement; Base Salary; Cash (Non-Equity) Incentives and Long-Term (Equity) Incentives

Mr. Dall is the Company’s Executive Vice President and Chief Operating Office and has served in that capacity since March 1, 2012. Prior to his appointment as EVP and COO, Mr. Dall served as the Company’s Vice President of Corporate Development since September 2009. Mr. Dall’s employment arrangement with the Company does not specify a term of service or provisions concerning termination, except in the case of termination related to a Change in Control as outlined below. Mr. Dall currently receives base compensation of $257,000 per year.

As an executive officer, Mr. Dall is eligible to earn non-equity incentives in the form of annual cash incentive payments of between 7% and 36% of his base salary contingent upon company performance objectives approved by the Compensation Committee of the Company’s Board of Directors on an annual basis. In addition, Mr. Dall is eligible for consideration by the Compensation Committee, generally on an annual basis, to receive long-term incentive (equity) compensation in the form of stock option grants.

     Equity Grants

          The 2011 Options

On May 25, 2011, the Company granted Mr. Dall an incentive stock option to purchase 20,000 shares at an exercise price of $4.22 per share. The option vests ratably in one-third increments on an annual basis over three years and will expire on May 25, 2021. On August 23, 2011, the Company also granted Mr. Dall an incentive stock option to purchase 16,527 shares at an exercise price of $3.13 per share. The option vests annually over three years beginning August 23, 2011 as follows: i) 3,194 shares; ii) 6,667 shares; and 6,666 shares. On August 23, 2011, the Company also granted Mr. Dall a non-qualified stock option to purchase 3,473 shares at an exercise price of $3.13 per share. This option will vest in its entirety on August 23, 2012. All August 23, 2011 options will expire on August 23, 2021.

          The 2010 Option

On May 26, 2010, the Company granted Mr. Dall an incentive stock option to purchase 20,000 shares at an exercise price of $5.49 per share. The option vests ratably in one-third increments on an annual basis over three years. The 2010 option expires on May 26, 2020.

          The 2009 Options

On August 31, 2009, the Company granted Mr. Dall an incentive stock option to purchase 20,000 shares at an exercise price of $3.79. The option vests ratably in one-third increments on an annual basis over three years. The 2009 option expires on August 31, 2019.

     2011 Performance Bonus Plan

In 2011, Mr. Dall received an award of $50,000 under the 2011 Performance Bonus Plan, a one-time plan implemented in connection with the Company’s litigation against News America the material terms of which are further described in the 2011 Performance Bonus Plan section above.

     Termination; Severance and Change in Control

Either the Company or Mr. Dall may terminate his employment at any time. His employment arrangement does not provide for a pre-determined severance arrangement, except in the case of termination of employment after a Change in Control under the circumstances and terms set forth in Mr. Dall’s Change in Control Severance Agreement with the Company dated September 1, 2010. In the event of termination of Mr. Dall’s employment after a Change in Control as further described in the Potential Change in Control Payments section below, Mr. Dall is entitled to a severance payment equal to two times his base salary. Additional material terms of Mr. Dall’s Change in Control Severance Agreement are further described in the Potential Change in Control Payment section below.

     Alan M. Jones

     Employment Arrangement; Base Salary; Cash (Non-Equity) and Long-Term (Equity) Incentives

Mr. Jones is the Company’s Senior Vice President of CPG and Retail Sales since May 2007. From August 1998 to May 2007, he held various positions within the Insignia POPS Division including Vice President of Retail Sales and subsequently Vice President of CPG Sales. Mr. Jones’ employment arrangement with the Company does not specify a term of service or provisions concerning termination, except in the case of termination related to a Change in Control as outlined below. Mr. Jones currently receives base compensation of $187,500 per year, a 25% reduction from his 2011 base salary of $250,000. The reduced portion of Mr. Jones’ base salary is recoverable through a potential bonus if POPS revenue targets are met.

Mr. Jones does not earn non-equity incentives in the form of annual cash incentive payments. Rather, he is eligible to earn commissions of one percent of all POPS revenue from consumer packaged goods manufacturers (CPGs), subject to adjustments based on gross margin. In addition, Mr. Jones is eligible for consideration by the Compensation Committee, generally on an annual basis, to receive long-term incentive (equity) compensation in the form of stock option grants.

     Equity Grants

          The 2011 Options

On May 25, 2011, the Company granted Mr. Jones an incentive stock option to purchase 20,000 shares at an exercise price of $4.22 per share. The option vests ratably in one-third increments on an annual basis over three years.

          The 2010 Options

On May 26, 2010, the Company granted Mr. Jones an incentive stock option to purchase 20,000 shares at an exercise price of $5.49 per share. The option vests ratably in one-third increments on an annual basis over three years.

          The 2009 Options

On May 20, 2009, the Company granted Mr. Jones an incentive stock option to purchase 20,000 shares at an exercise price of $2.80. The incentive stock option vests ratably in one-third increments on an annual basis over three years.

     2011 Performance Bonus Plan

In 2011, Mr. Jones received an award of $100,000 under the 2011 Performance Bonus Plan, a one-time plan implemented in connection with the Company’s litigation against News America, the material terms of which are further described in the 2011 Performance Bonus Plan section above.

     Termination; Severance and Change in Control

Either the Company or Mr. Jones may terminate his employment at any time. His employment arrangement does not provide for a pre-determined severance arrangement, except in the case of termination of employment after a Change in Control under the circumstances and terms set forth in Mr. Jones’ Amended Change in Control Severance Agreement with the Company dated May 26, 2010. In the event of termination of Mr. Jones’ employment after a Change in Control as further described in the Potential Change in Control Payments section below, Mr. Jones is entitled to a severance payment equal to two times his base salary, plus commissions earned the twenty-four (24) months prior to the Change in Control. For purposes of calculating any severance payment due under the Change in Control Severance Agreement, Mr. Jones’ 2012 salary reduction shall not apply. Such calculation shall be made using a base salary amount of $250,000 (his base salary in effect prior to the salary reduction effective April 1, 2012) or until such time that his base salary is adjusted to at least $250,000, in which case the higher base salary will be used to calculate the severance amount. Additional material terms of Mr. Jones’ Amended Change in Control Severance Agreement are further described in the Potential Change in Control Payment section below.

     A. Thomas Lucas

     Employment Arrangement; Base Salary; Cash (Non-Equity) Incentives and Long-Term (Equity) Incentives

Mr. Lucas is the Company’s Senior Vice President of Operations and has served in that capacity since April 2007. He has served with the Company in various capacities since 1992. Mr. Lucas’ employment arrangement with the Company does not specify a term of service or provisions concerning termination, except in the case of termination related to a Change in Control as outlined below. Mr. Lucas currently receives base compensation of $169,700 per year.

As an executive officer, Mr. Lucas is eligible to earn non-equity incentives in the form of annual cash incentive payments of between 7% and 36% of his base salary contingent upon company performance objective approved by the Compensation Committee of the Company’s Board of Directors on an annual basis. In addition, Mr. Lucas is eligible for consideration by the Compensation Committee, generally on an annual basis, to receive long-term incentive (equity) compensation in the form of stock option grants.

     Equity Grants

          The 2011 Options

On May 25, 2011, the Company granted Mr. Lucas an incentive stock option to purchase 20,000 shares at an exercise price of $4.22 per share. The option vests ratably in one-third increments on an annual basis over three years.

          The 2010 Options

On May 26, 2010, the Company granted Mr. Lucas an incentive stock option to purchase 20,000 shares at an exercise price of $5.49 per share. The option vests ratably in one-third increments on an annual basis over three years.

          The 2009 Options

On May 20, 2009, the Company granted Mr. Lucas an incentive stock option to purchase 20,000 shares at an exercise price of $2.80. The incentive stock option vests ratably in one-third increments on an annual basis over three years.

     2011 Performance Bonus Plan

In 2011, Mr. Lucas received an award of $200,000 under the 2011 Performance Bonus Plan, a one-time plan implemented in connection with the Company’s litigation against News America, the material terms of which are further described in the 2011 Performance Bonus Plan section above.

      Termination; Severance and Change in Control

Either the Company or Mr. Lucas may terminate his employment at any time. His employment arrangement does not provide for a pre-determined severance arrangement, except in the case of termination of employment after a Change in Control under the circumstances and terms set forth in Mr. Lucas’ Amended Change in Control Severance Agreement with the Company dated May 26, 2010. In the event of termination of Mr. Lucas’ employment after a Change in Control as further described in the Potential Change in Control Payments section below, Mr. Lucas is entitled to a severance payment equal to two times his base salary. Additional material terms of Mr. Lucas’ Amended Change in Control Severance Agreement are further described in the Potential Change in Control Payment section below.

     Scott J. Simcox

     Employment Arrangement; Base Salary; Cash (Non-Equity) Incentives and Long-Term (Equity) Incentives

Mr. Simcox became the Company’s Vice President of Marketing Strategy effective April 1, 2012. Mr. Simcox previously served as the Company’s Senior Vice President of Marketing Services since 2006. Mr. Simcox’s employment arrangement with the Company does not specify a term of service or provisions concerning termination, except in the case of termination related to a Change in Control as outlined below. Mr. Simcox currently receives base compensation of $102,000 per year, a 50% reduction from his 2011 base salary of $204,000.

In addition, Mr. Simcox is eligible for consideration by the Compensation Committee, generally on an annual basis, to receive long-term incentive (equity) compensation in the form of stock option grants.

     Equity Grants

          The 2011 Options

On May 25, 2011, the Company granted Mr. Simcox an incentive stock option to purchase 20,000 shares at an exercise price of $4.22 per share. The option vests ratably in one-third increments on an annual basis over three years.

          The 2010 Options

On May 26, 2010, the Company granted Mr. Simcox an incentive stock option to purchase 20,000 shares at an exercise price of $5.49 per share. The option vests ratably in one-third increments on an annual basis over three years.

          The 2009 Options

On May 20, 2009, the Company granted Mr. Simcox an incentive stock option to purchase 20,000 shares at an exercise price of $2.80. The incentive stock option vests ratably in one-third increments on an annual basis over three years.

     2011 Performance Bonus Plan

In 2011, Mr. Simcox received an award of $500,000 under the 2011 Performance Bonus Plan, a one-time plan implemented in connection with the Company’s litigation against News America, the material terms of which are further described in the 2011 Performance Bonus Plan section above.

     Termination; Severance and Change in Control

Either the Company or Mr. Simcox may terminate his employment at any time. His employment arrangement does not provide for a pre-determined severance arrangement, except in the case of termination of employment after a Change in Control under the circumstances and terms set forth in Mr. Simcox’s Amended Change in Control Severance Agreement with the Company dated May 26, 2010. In the event of termination of Mr. Simcox’s employment after a Change in Control as further described in the Potential Change in Control Payments section below, Mr. Simcox is entitled to a severance payment equal to two times his base salary, except that for purposes of calculating any severance payment due under the Change in Control Severance Agreement, Mr. Simcox’s 2012 salary reduction shall not apply. Such calculation shall be made using a base salary amount of $204,000 (his base salary in effect prior to the salary reduction effective April 1, 2012) or until such time that his base salary is adjusted to at least $204,000, in which case the higher base salary will be used to calculate the severance amount. The additional material terms of Mr. Simcox’s Change in Control Severance Agreement are further described in the Potential Change in Control Payments section below.

Information Regarding Named Executive Officers No Longer Employed by the Company

The information provided below relates to Named Executive Officers appearing in the Summary Compensation Table and/or the Grants of Plan-Based Awards in Fiscal Year Table.

     Justin W. Shireman

Mr. Shireman served as the Company’s Vice President of Finance, Chief Financial Officer and Treasurer from April 2005 until June 6, 2011. At the time of his resignation, Mr. Shireman’s base salary was $178,500. In 2011, Mr. Shireman received an award of $200,000 under the 2011 Performance Bonus Plan, a one-time plan implemented in connection with the Company’s litigation against News America, the material terms of which are further described in the 2011 Performance Bonus Plan section above. All unvested stock options outstanding at the time of his departure were forfeited, and the Company has no further compensatory or other obligations to Mr. Shireman.

Summary Compensation Table – Fiscal Years 2011, 2010 and 2009

The following table shows, for our Chief Executive Officer, our Chief Financial Officer, our Chief Operating Officer and four other executive officers, together referred to as our named executive officers (as that term is defined in the applicable regulations), information concerning compensation earned for service in all capacities during the fiscal years ended December 31, 2011, 2010 and 2009.

Name and Position	Year	Salary	Bonus(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Scott F. Drill	2011	$316,200	$800,000	$46,094	$10,062	$18,520	$1,190,876
President, Chief Executive	2010	314,133	-	44,282	56,671	17,341	432,427
Officer and Secretary	2009	310,000	-	37,223	46,500	20,029	413,752

John C. Gonsior(5)	2011	$99,577	$-	$34,015	$-	$-	$133,592
Vice President of Finance,	2010	-	-	-	-	-	-
Chief Financial Officer	2009	-	-	-	-	-	-
and Treasurer

Justin W. Shireman(6)	2011	$77,350	$200,000	$-	$5,680	$-	$283,030
Vice President of Finance,	2010	177,333	-	44,282	31,992	-	253,607
Chief Financial Officer	2009	175,000	-	29,163	26,250	-	230,413
and Treasurer

Glen P. Dall(7)	2011	$248,867	$50,000	$80,109	$2,597	$-	$381,573
Executive Vice President	2010	208,267	-	44,282	12,028	-	264,577
and Chief Operating	2009	64,064	-	39,580	50,000	-	153,644

Alan M. Jones	2011	$183,333	$100,000	$46,094	$99,683	$-	$429,110
Senior Vice President,	2010	150,000	-	44,282	257,504	-	451,786
CPG and Retail Sales	2009	150,000	-	29,163	266,133	-	445,296

A. Thomas Lucas	2011	$169,728	$200,000	$46,094	$5,401	$-	$421,223
Senior Vice President,	2010	168,619	-	44,282	30,420	-	243,321
Operations	2009	166,400	-	29,163	24,960	-	220,523

Scott J. Simcox(8)	2011	$204,000	$500,000	$46,094	$6,492	$-	$756,586
Senior Vice President,	2010	202,667	-	44,282	36,562	16,800	300,311
Marketing Services	2009	200,000	-	29,163	30,000	-	259,163

(1)

Only discretionary bonuses are disclosed in the Bonus column. Bonuses based upon the achievement of certain performance targets are reported in the Non-Equity Incentive Plan Compensation column of this table. The bonuses paid to Mr. Drill, Mr. Shireman, Mr. Dall, Mr. Lucas, Mr. Jones and Mr. Simcox were made under the one-time 2011 Performance Bonus Plan adopted by the Company’s Board of Directors in 2011 and further discussed in this Proxy Statement beginning on page 11.

(2)

The Option Awards amounts in the table above are reported on the basis of the aggregate grant date fair value for such awards granted during 2011, 2010 and 2009. The fair value of the options granted was determined using the Black-Scholes option–pricing model, which requires several significant judgmental assumptions. Please refer to Note 5, “Shareholders’ Equity” to the Company’s financial statements for the year ended December 31, 2011, for information regarding the assumptions used to determine the fair value of options granted.

(3)

Amounts under the Non-Equity Incentive Plan Compensation column were earned by Mr. Drill, Mr. Shireman, Mr. Dall, Mr. Lucas and Mr. Simcox under the Executive Incentive Plans for the years indicated and were based upon the achievement of certain revenue and corporate net income performance targets, except that in 2011, payments were for annual cash incentives accrued for in fiscal year 2010 but paid in 2011. Amounts in this column earned by Mr. Jones represent commissions earned based upon POPS revenue.

(4)	The All Other Compensation totals for Mr. Drill and Mr. Simcox represent amounts for annual car allowances, taxable medical reimbursements and group term life insurance premiums.

(5)	Mr. Gonsior was appointed to his position on June 13, 2011.
(6)	Mr. Shireman left the Company effective June 6, 2011.
(7)

Mr. Dall was appointed Executive Vice President and Chief Operating Officer effective March 1, 2012. Prior to his appointment as COO, Mr. Dall was the Vice President of Corporate Development since 2009.

(8)	Mr. Simcox transitioned to the role of Vice President of Marketing Strategy effective April 1, 2012.

Grants of Plan-Based Awards in Fiscal Year 2011

The following table summarizes the 2011 grants of equity and non-equity plan-based awards to the named executive officers.

					All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Or Base Price Of Option Awards ($/Share)	Grant Date Fair Value Of Stock And Option Awards ($)(3)

	Grant Date	Estimated Future Payouts, Under Non- Equity Incentive Plan Awards(1)
Name		Threshold	Target	Maximum

Scott F. Drill	05/25/2011	N/A	N/A	N/A	20,000	$4.22	$46,094

John C. Gonsior	08/23/2011	N/A	N/A	N/A	20,000	$3.13	$34,015

Glen P. Dall	05/25/2011	N/A	N/A	N/A	20,000	$4.22	$46,094

Glen P. Dall	08/23/2011	N/A	N/A	N/A	20,000	$3.13	$34,015

Alan M. Jones	05/25/2011	N/A	N/A	N/A	20,000	$4.22	$46,094

A. Thomas Lucas	05/25/2011	N/A	N/A	N/A	20,000	$4.22	$46,094

Scott J. Simcox	05/25/2011	N/A	N/A	N/A	20,000	$4.22	$46,094

(1)	There were no non-equity incentive plan awards in fiscal year 2011.
(2)

Options granted to Messrs. Drill, Simcox, Lucas and Jones in fiscal year 2011 will vest in one-third increments annually beginning on May 25, 2012. Options granted to Mr. Gonsior in fiscal year 2011 will vest in one-third increments annually beginning on August 23, 2012. Options granted to Mr. Dall in fiscal year 2011 will vest in one-third increments annually beginning on May 25, 2012 and August 23, 2012, respectively.

(3)

The Grant Date Fair Value of Stock and Option Awards in the table above is reported on the basis of the aggregate grant date fair value for such awards granted during 2011. The fair value of the options granted was determined using the Black-Scholes option–pricing model, which requires several significant judgmental assumptions. Please refer to Note 5, “Shareholders’ Equity” to the Company’s financial statements for the year ended December 31, 2011, for information regarding the assumptions used to determine the fair value of options granted.

Option Grant Policies

Options granted under the 2003 Incentive Stock Option Plan are granted at an exercise price determined by the Compensation Committee (the “Committee”) on the date of grant equal to the fair market value on the date of grant. No options have been granted under the 1990 Stock Option Plan since 2003. The Committee considers grants to key employees (including executives) annually at its meeting in conjunction with the annual shareholder meeting (typically May of each year) and at other times if appropriate.

Potential Change in Control Payments

Messrs. Drill, Gonsior, Dall, Simcox, Lucas and Jones have Change in Control Severance Agreements with the Company which provide that, following a change in control of the Company, they will receive lump sum severance payments equal to two years’ base salary (two years’ base salary plus commissions earned the twenty-four (24) months prior to the Change in Control for Mr. Jones) if, within two years following a Change in Control, they are terminated without cause, or if they voluntarily terminate for good reason. “Change in control” is defined in the agreement as a sale of all or substantially all of the assets of the Company, a merger in which the shareholders of the Company own less than 50% of the surviving entity, the acquisition of 40% or more of the Company’s outstanding stock by a single person or a group, or the election of a majority of the Company’s directors who consist of persons who were not nominated by the Company’s prior Board of Directors. “Good Reason” is defined in the agreement to include demotion, reduction in salary or benefits, relocation, and certain other events. In addition, Mr. Drill’s agreement provides that he will receive his severance payment if he voluntarily terminates his employment for any reason following a hostile takeover of the Company. “Hostile takeover” is defined in the agreement as a Change in Control that is not authorized by the Board or is by a direct competitor of the Company.

The change in control agreements with the remaining named executive officers contain a “double trigger” for payment of benefits, which means that there must be both a Change in Control and a termination of employment or a resignation for Good Reason in order for the executive officers to receive benefits. The Compensation Committee believes that a “double trigger” is better for the Company and its shareholders than a “single trigger,” in which the executive officers would be entitled to payments following a change in control, even if their employment was not terminated.

If a Change in Control had occurred on December 31, 2011, the executive officers named in the Summary Compensation table would have received the approximate lump sum payments set forth in the following table:

Name	Payment Amount

Scott F. Drill	$632,000

John C. Gonsior	$360,000

Glen P. Dall	$514,000

Alan M. Jones	$841,000

A. Thomas Lucas	$339,000

Scott J. Simcox	$408,000

Tax and Accounting Implications

     Deductibility of Executive Compensation

Section 162(m) limits deductions for certain executive compensation in excess of $1,000,000 in any given year. Since corporate objectives may not always be consistent with the requirements for full deductibility, our Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under section 162(m). The Committee will consider deductibility of executive compensation, but deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation. When it is feasible to do so, we will seek to maximize the deductibility for tax purposes of all elements of compensation under section 162(m) of the Internal Revenue Code. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent upon shareholder approval of the compensation arrangement.

Outstanding Equity Awards at Fiscal 2011 Year-End

The following table sets forth certain information concerning outstanding equity awards to the named executive officers at December 31, 2011.

	Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Scott F. Drill	05/22/2002	50,000	—	$9.30	05/22/2012
	05/21/2008	6,666	—	1.92	05/21/2018
	05/20/2009	6,667	6,666	2.80	05/20/2019
	05/26/2010	6,667	13,333	5.49	05/26/2020
	05/25/2011	—	20,000	4.22	05/25/2021

John C. Gonsior	08/23/2011	—	20,000	$3.13	08/23/2021

Glen P. Dall	08/31/2009	6,667	6,666	$3.79	08/31/2019
	05/26/2010	6,667	13,333	5.49	05/26/2020
	05/25/2011	—	20,000	4.22	05/25/2021
	08/23/2011	—	20,000	3.13	08/23/2021

Alan M. Jones	02/19/2002	8,000	__	$8.40	02/19/2012
	05/21/2008	6,666	—	1.92	05/21/2018
	05/20/2009	6,667	6,666	2.80	05/20/2019
	05/26/2010	6,667	13,333	5.49	05/26/2020
	05/25/2011	—	20,000	4.22	05/25/2021

A. Thomas Lucas	05/22/2002	10,000	—	$9.30	05/22/2012
	05/20/2003	7,500	—	5.80	05/20/2013
	05/23/2007	35,000	—	3.75	05/23/2017
	05/21/2008	6,666	—	1.92	05/21/2018
	05/20/2009	6,667	6,666	2.80	05/20/2019
	05/26/2010	6,667	13,333	5.49	05/20/2020
	05/25/2011	—	20,000	4.22	05/25/2021

Scott J. Simcox	05/22/2002	10,000	—	$9.30	05/22/2012
	05/21/2008	6,666	—	1.92	05/21/2018
	05/20/2009	6,667	6,666	2.80	05/20/2019
	05/26/2010	6,667	13,333	5.49	05/26/2020
	05/25/2011	—	20,000	4.22	05/25/2021

(1)

All Option Awards vest in annual one-third increments over a three-year period beginning on the date of the option grant, except Mr. Drill’s awards in 2009 and Mr. Dall’s awards in August 2011. Mr. Drill’s 2009 incentive stock option of 13,333 shares at $2.80 per share vested ratably in one-half increments on the second and third anniversary dates of the option. Mr. Drill’s non-qualified option to purchase 6,667 shares at $2.80 per share vested 100% on the first anniversary date of the option.

Mr. Dall’s August 2011 incentive stock option to purchase 16,527 shares at $3.13 per share vests 3,194 shares on the first anniversary, 6,667 shares on the second anniversary and 6,666 shares on the third anniversary date of the option. Mr. Dall’s August 2011 non-qualified stock option to purchase 3,473 shares at $3.13 per share will vest 100% on August 23, 2011.

2011 Option Exercises

The following table sets forth certain information concerning options exercised by the named executive officers during the fiscal year ended December 31, 2011.

	Option Awards
Name	Number Of Shares Acquired On Exercise	Value Realized On Exercise

Scott F. Drill	415,001	$1,888,568

John C. Gonsior	—	—

Justin W. Shireman	208,334	$953,547

Glen P. Dall	6,667	$19,533

Alan M. Jones	98,600	$404,883

A. Thomas Lucas	130,001	$654,787

Scott J. Simcox	202,501	$939,288

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2011, for compensation plans under which securities may be issued.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	1,234,737	$4.87	162,650

Equity compensation plans not approved by security holders	—	—	—
Total	1,234,737	$4.87	162,650 (1)

(1)

Does not include 500,000 shares reserved for issuance under the 2003 Incentive Stock Option Plan which are subject to shareholder approval at the Annual Meeting on May 23, 2012. See Proposal Number Two. Also, does not reflect 76,453 shares issued January 5, 2012 from the Employee Stock Purchase Plan.

SECURITY OWNERSHIP OF
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table presents information provided to the Company as to the beneficial ownership of Common Stock as of January 31, 2012 by: (i) persons known to the Company to hold 5% or more of such stock, (ii) each of the directors of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) by all current officers and directors as a group. Beneficial ownership includes shares available for purchase under options which are either currently exercisable or exercisable within 60 days after January 31, 2012.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Shares

Directors and Executive Officers
Scott F. Drill	436,168	(1)	3.1%

Donald J. Kramer	122,490	(2)	*

A. Thomas Lucas	87,076	(3)	*

Scott J. Simcox	74,959	(4)	*

Gordon F. Stofer	68,162	(5)	*

Alan M. Jones	40,445	(6)	*

Reid V. MacDonald	39,000	(7)	*

Glen P. Dall	13,685	(8)	*

David L. Boehnen	10,000	(9)	*

Peter V. Derycz	5,000	(10)	*

John C. Gonsior	-		*

All current Directors and Officers as a Group (11 persons)	896,985	(11)	6.5%

*	Indicates less than one percent.
(1)	Includes 70,000 shares subject to options, and 73,591 shares held in a family limited partnership.
(2)	Includes 25,000 shares subject to options.
(3)	Includes 72,500 shares subject to options.
(4)	Includes of 30,000 shares subject to options.
(5)	Includes of 10,000 shares subject to options.
(6)	Includes 28,000 shares subject to options.
(7)	Includes 5,000 shares subject to options, and 34,000 shares held jointly with his spouse.
(8)	Includes 13,334 shares subject to options.
(9)	Consists of 10,000 shares subject to options.
(10)	Consists of 5,000 shares subject to options.
(11)	Includes 268,834 shares subject to options, 73,591 shares held in a family limited partnership of an officer, and 34,000 shares held jointly by a current director with his spouse.

PROPOSAL NUMBER TWO
AMENDMENT TO 2003 INCENTIVE STOCK OPTION PLAN

The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company’s 2003 Incentive Stock Option Plan (the “2003 Plan”). The proposed amended 2003 Plan is attached to this Proxy Statement as Appendix A. The amendment provides for an increase in the total number of shares available under the 2003 Plan from 3,175,000 shares to a total of 3,675,000 shares. As of March 28, 2012, there were 91,682 shares available for issuance from the 2003 Plan.

Additionally, as of March 28, 2012, there were options outstanding to purchase 946,276 shares under the 2003 Plan. From inception through March 28, 2012, under the 2003 Plan there have been 3,879,050 options granted, 2,137,042 options exercised, and 795,732 options cancelled and available for reissuance.

The amendment to the 2003 Plan will enable the Company to grant awards as needed to attract, retain and motivate employees and other service providers. There are currently 75 employees, five executive officers and five non-employee directors who are eligible to receive options under the 2003 Plan. Prior to the increase which the shareholders are being asked to approve at the Annual Meeting, an aggregate of 3,175,000 shares of Common Stock had been issued or reserved for issuance under the 2003 Plan. The 2003 Plan is intended to enhance the Company’s ability to provide key individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase shareholder value by further aligning the interest of key individuals with the interests of the Company’s shareholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company’s long term success is dependent upon the Company’s ability to attract, retain and motivate highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

The following is a summary of the material terms and conditions of the 2003 Plan, as proposed to be amended and restated. This summary is qualified in its entirety by reference to the terms of the 2003 Plan (as proposed to be amended and restated), a copy of which is attached as Appendix A to this Proxy Statement.

Summary of the Plan

The 2003 Plan provides for the granting of stock options to employees, non-employee directors, consultants and advisors. Prior to the increase which the shareholders are being asked to approve at the Annual Meeting, an aggregate of 3,175,000 shares of Common Stock had been issued or reserved for issuance under the 2003 Plan. Shares covered by expired or terminated stock options may be used for subsequent awards under the 2003 Plan.

The 2003 Plan is administered by the Compensation Committee, whose members are appointed by the Board. The Committee has the power to select recipients, make grants of stock options, and adopt regulations and procedures for the 2003 Plan. Non-employee directors receive automatic option grants for 10,000 shares in the year in which they are first appointed or elected to the Board, and option grants for 5,000 shares each year they are re-elected.

The 2003 Plan permits the grant of both stock options that qualify as “incentive stock options” under the Internal Revenue Code and options that do not so qualify (“non-qualified options”). Incentive stock options differ as to their tax treatment and are subject to a number of limitations under the Internal Revenue Code. Incentive stock options may only be granted to employees, and may not be granted with an exercise price less than 100% of the fair market value of the Common Stock on the date of the grant (or, for an option granted to a person holding more than 10% of the Company’s voting stock, at less than 110% of fair market value). On March 28, 2012, the closing sale price of the Common Stock was $1.73 per share. The 2003 Plan states that the maximum number of shares for which any person may be granted options in any year shall not exceed 100,000 shares.

Following an optionee’s death or disability, the optionee’s options may be exercised by the optionee (or the optionee’s legal representative) for a period of one year or until the expiration of the stated term of the option, whichever is less. If an optionee’s employment with the Company terminates for any other reason, the optionee’s vested options will remain exercisable for 90 days or until the expiration of the stated term, whichever is less, except if such optionee is terminated for conduct which is contrary to the best interest of the Company, or violates any written nondisclosure agreement, the optionee’s options will immediately terminate. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee.

The term of each option, which is fixed by the Committee at the time of grant, may not exceed ten years from the date the option is granted (except that an incentive option granted to a person holding more than 10% of the Company’s voting stock may be exercisable only for five years). Options may be made exercisable in whole or in installments, as determined by the Committee. The vesting of options will be accelerated upon a change in control of the Company.

Federal Income Tax Treatment

Generally the grant of either an incentive stock option or a non-qualified option under the 2003 Plan will not cause recognition of income by the optionee or entitle the Company to an income tax deduction. Upon exercise of an option, the tax treatment will generally vary depending on whether the option is an incentive stock option or a non-qualified option. The exercise of an incentive stock option will generally not cause recognition of income by the optionee or entitle the Company to a tax deduction. However, the amount by which the fair market value of the shares obtained exceeds the exercise price on the date of exercise is an item of tax preference to the optionee for alternative minimum tax purposes.

The exercise of a non-qualified option will generally cause the optionee to recognize taxable income equal to the difference between the exercise price and the fair market value of the stock obtained on the day of exercise. The Company must then in most cases withhold the tax arising from the transaction. The exercise of a non-qualified option will also generally entitle the Company to an income tax deduction equal to the amount of the income recognized by the exercising option holder.

Registration with the SEC

Upon approval of the amendment to the 2003 Plan, the Company will file a Registration Statement on Form S-8 with the SEC to register the issuance of the additional shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE 2003 PLAN.

PROPOSAL NUMBER THREE
AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

The Company’s Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board of Directors and was approved by the Company’s shareholders on April 27, 1993. The Purchase Plan will continue until terminated by the Board. The purpose of the Purchase Plan is to facilitate purchase of Company Common Stock by employees through payroll deductions to foster a greater community of interest between the Company’s employees and its shareholders. There are approximately 75 employees and five executive officers who are currently eligible to participate under the Purchase Plan. The proposed amended Purchase Plan is attached to this Proxy Statement as Appendix B.

Prior to the increase which the shareholders are being asked to approve at the Annual Meeting, an aggregate of 1,200,000 shares of Common Stock had been issued or reserved for issuance under the Purchase Plan. As of the end of 2011, a total of 1,113,824 shares have been purchased by employees under the Purchase Plan and 86,176 shares remained. The Company’s Board of Directors believes that the remaining 86,176 shares will be insufficient to cover the shares which employees would like to purchase under the Purchase Plan in the foreseeable future. Therefore, the Board of Directors has approved and is hereby submitting to shareholders for approval an amendment to the Purchase Plan which would increase by 200,000 the total number of shares available under the Purchase Plan so as to allow greater participation by the Company’s employees. This will align more closely the interests of the employees with the interests of the Company and its shareholders. The other terms of the Purchase Plan would not change in any material aspect. The terms of the Purchase Plan, with the proposed amendment, are summarized below. On March 28, 2012, the closing sale price of the Common Stock was $1.73 per share.

The following is a summary of the material terms and conditions of the Purchase Plan, as proposed to be amended and restated. This summary is qualified in its entirety by reference to the terms of the Purchase Plan (as proposed to be amended and rested), a copy of which is attached as Appendix B to this Proxy Statement.

Summary of the Plan

Eligibility

Any employee of the Company who customarily works more than 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan. Employees of any future subsidiary of the Company may also participate.

Participation

Eligible employees may voluntarily elect to participate in the Purchase Plan by completing a payroll deduction authorization which is effective on the first day of the plan year. Payroll deductions are limited to 10% of the participating employee’s base pay for the plan year and employees may not purchase more than 10,000 shares per plan year.

Purchase Price

The payroll deductions authorized by participating employees are used to purchase newly issued shares of Common Stock from the Company at the end of each plan year. The purchase price is the lower of 85% of the fair market value of the shares on the first day or the last day of the applicable plan year.

Exercise and Withdrawal

Shares are purchased for participating employees automatically on the last day of a plan year, unless the participant elects in writing prior to such date not to complete the purchase. A participant may at any time during a plan year give notice that he or she does not wish to continue to participate, and all amounts withheld are then refunded with interest.

Administration and Amendment

The Purchase Plan is administered by the Compensation Committee. The Board of Directors may at any time amend the Purchase Plan, except that no amendment may make changes in stock purchase rights already granted that would adversely affect the rights of any participant.

Federal Income Tax Treatment

The Purchase Plan is a “qualified” Purchase Plan under Section 423 of the Internal Revenue Code. Under the Internal Revenue Code, no income will result to a participant upon the purchase of shares, and no deduction will be allowed by the Company. The gain, if any, resulting from a disposition of the share received by a Participant is reported according to the provisions of Section 423 of the Internal Revenue Code, and will generally be taxed in part as ordinary income and in part as capital gain.

Registration with the SEC

Upon approval of the amendment to the Purchase Plan, the Company will file a Registration Statement on Form S-8 with the SEC to register the issuance of the additional shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.

PROPOSAL NUMBER FOUR
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

While we are not required to do so, we are submitting the appointment of Baker Tilly Virchow Krause, LLP (“Baker Tilly”) as our independent registered public accounting firm for our fiscal year ending December 31, 2012, for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider its selection. Baker Tilly has been the Company’s auditor since July 2011.

Management believes that neither Baker Tilly nor any of its partners presently has or has held within the past three years any direct or indirect interest in the Company.

A representative of Baker Tilly is expected to be present at the Meeting, and will be given the opportunity to make a statement and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed the 2011 audited financial statements with management and Baker Tilly Virchow Krause, LLP. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The discussions with Baker Tilly Virchow Krause, LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Baker Tilly Virchow Krause, LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Public Company Accounting Oversight Board (PCAOB) Rule 3526 (Communication with Audit Committees Concerning Independence). The Committee discussed with the independent auditors the auditors’ independence from management and the Company and considered the compatibility of nonaudit services with the auditors’ independence.

Based on the discussions with management and Baker Tilly Virchow Krause, LLP, the Audit Committee’s review of the representations of management and the report of Baker Tilly Virchow Krause, LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and filed with the Securities and Exchange Commission.

Submitted by the Audit Committee:
Donald Kramer, Chairman	Peter V. Derycz	Gordon Stofer

The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 (the “1934 Act”), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY VIRCHOW KRAUSE, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT YEAR.

Audit and Audit-Related Fees

The following table shows the fees for services rendered by Baker Tilly and Grant Thornton for the years ended December 31, 2011 and December 31, 2010, respectively.

	2011	2010

Audit Fees(1)	$111,000	$208,600

Audit-Related Fees(2)	–	25,100

Tax Fees(3)	17,100	22,500

All Other Fees	–	–

Total	$128,100	$256,200

(1)

Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements, reviews of quarterly financial statements, and filings of registration statements related to shares reserved for issuance under the Company’s stock plans. Audit fees charged for the 2010 audit were for services rendered by Grant Thornton, except for $70,000 which was charged by Baker Tilly for the re-audit of the Company’s 2010 financial statements which took place in 2011.

(2)

Audit-related fees represent fees for the audit of the Company’s 401(k) plan, technical advice regarding the application of various accounting standards and principles and a web-based technical research tool.

(3)

Tax fees represent fees for the preparation of tax filings and technical advice regarding various tax issues including net operating loss carryforwards subject to the limitations of Internal Revenue Code Section 382 and various state sales and use tax consultations.

Audit Committee Pre-Approval Policy

The Company’s Audit Committee Charter states that before the principal accountant is engaged by the Company to render audit or non-audit services in any year, the engagement will be approved by the Company’s Audit Committee. All of the audit and non-audit services described above were pre-approved by the Company’s Audit Committee. One hundred percent of the fees paid in 2011 and 2010 were pre-approved by the Company’s Audit Committee.

Change in Independent Registered Public Accounting Firm

As previously disclosed on June 3, 2011, effective on that date, Grant Thornton LLP (“Grant Thornton”) resigned as the Company’s independent registered public accounting firm. This resignation was the result of the appointment of John C. Gonsior as the Company’s new Vice President of Finance, Chief Financial Officer and Treasurer. Because Mr. Gonsior was an employee of Grant Thornton, and worked on Grant Thornton’s December 31, 2010 audit of the Company prior to his employment by the Company, Grant Thornton determined that the independence rules applicable to independent registered public accounting firms required its resignation.

The audit reports of Grant Thornton on the financial statements of the Company as of and for the last two fiscal years ended December 31, 2010 neither contained any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years ended December 31, 2010, and during the subsequent interim period through Grant Thornton’s resignation, there was no disagreement between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its reports. During the two most recent fiscal years and the subsequent interim period preceding Grant Thornton’s resignation, there were no reportable events (as described in Regulation S-K Item 304 (a)(1)(v)).

PROPOSAL NUMBER FIVE
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires public companies to give their shareholders a non-binding vote to approve executive compensation at least once every three years. At the Annual Meeting of Shareholders on May 25, 2011, shareholders voted to cast advisory, non-binding votes on executive compensation on an annual basis. The SEC adopted rules early in 2011 to implement these “say-on-pay” requirements. We are requesting this non-binding advisory vote on the executive compensation paid to our executive officers in accordance with the new rules.

Compensation of our Named Executive Officers

Our disclosure in the Compensation Discussion and Analysis and in the Executive Compensation sections on pages 8 through 23 of in this Proxy Statement have been prepared in accordance with SEC rules, and explain the compensation plans and policies under which we paid the executive officers named in the Summary Compensation Table. As described in the Compensation Discussion and Analysis in this Proxy Statement, the Compensation Committee has developed an executive compensation program designed to attract, motivate, reward and retain the senior management talent required to achieve the Company’s corporate objectives and increase shareholder value. Our compensation policies and procedures are centered on a pay-for-performance philosophy and are strongly aligned with the long-term interests of our shareholders. As further described in the Compensation Discussion and Analysis, shareholders voted to approve the Company’s executive compensation. The Compensation Committee and the Board believe that the compensation of our named executive officers is reasonable and appropriate, and is justified by the performance of the Company in a challenging environment.

Effect of Vote

Under the Dodd-Frank Act and SEC rules, the vote of the shareholders on this resolution is a “non-binding” advisory vote. The purpose of the vote is for the shareholders to give their opinion to the Board on the Company’s executive compensation. The Board is not required by law to take any action in response to the shareholder vote. However, the Board values the opinion of the shareholders, and the Board and the Compensation Committee will evaluate the results of the 2012 vote carefully when making future decisions regarding compensation of the named executive officers.

Form of Resolution

The shareholders are being asked at the Annual Meeting to vote “FOR” or “AGAINST” the following resolution:

          “RESOLVED, that the shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the compensation tables and the related disclosure contained in this proxy statement.”

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RESOLUTION APPROVING THE COMPANY’S EXECUTIVE COMPENSATION.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and 10% shareholders to file reports with the Securities and Exchange Commission concerning their initial beneficial ownership and changes in beneficial ownership of Company securities. To the Company’s knowledge, all such reports were filed in a timely manner for 2011, except Mr. Boehnen for which one late Form 4 for two transactions (the options granted on his appointment to the Board of Directors). The Company knows of no failures to file a report required under Section 16(a) of the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The Securities and Exchange Commission has specific disclosure requirements covering certain types of transactions that we engage in with our directors, executive officers or other specified parties. We have not since the beginning of fiscal year 2011, except as noted below, engaged in any transaction, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers, nominees for election as a director, beneficial owners of more than 5% of our common stock or members of their immediate family had, or will have, a direct or indirect material interest. We do not have any currently proposed transaction or series of similar transactions. No officer, director or beneficial owner of 5% of our common stock has been indebted to us since the beginning of fiscal year 2011.

During fiscal year 2011, the Company implemented the Stock Repurchase Plan previously discussed in this Proxy Statement. As previously disclosed in November and December 2011, the Company repurchased shares in private transactions from four named executive officers and other employees to alleviate the effect of Alternative Minimum Tax (“AMT”) issues resulting from the exercise of options to purchase stock during 2011. The repurchases from the employees, including the named executive officers, were reviewed and approved by the Company’s Board of Directors.

The Company entered into the following transactions to repurchase shares from the four named executive officers indicated herein: (i) 200,000 shares from Scott F. Drill, the Company’s President, Chief Executive Officer and Secretary, at a price of $2.20 per share, for a total transaction amount of $440,000, 100% of which was Mr. Drill’s interest in the transaction; (ii) 202,000 shares from Scott J. Simcox, then the Company’s Senior Vice President of Marketing Services, at a price of $2.20 per share, for a total transaction amount of $444,400, 100% of which was Mr. Simcox’s interest in the transaction; (iii) 130,001 shares from A. Thomas Lucas, the Company’s Senior Vice President of Operations, at a price of $2.20 per share, for a total transaction amount of $286,002, 100% of which was Mr. Lucas’ interest in the transaction; and (iv) 60,432 shares from Alan M. Jones, the Company’s Senior Vice President of CPG and Retail Sales, at a price of $2.04 per share, for a total transaction amount of $123,281, 100% of which was Mr. Jones’ interest in the transaction.

The Company receives an informational questionnaire from each director, nominee for director, executive officer, and greater than five percent shareholder which contains information about related-party transactions between them and the Company. The Company’s Audit Committee Charter assigns to the Audit Committee the responsibility to review and approve all related-party transactions. The Audit Committee reviews each related-party transaction to determine that it is fair and reasonable to the Company, and that the price and other terms included in any transaction are comparable to the terms that would be included in an arms-length transaction between the Company and an unrelated third party.

OTHER INFORMATION

Other Business

Management of the Company knows of no matters other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

2013 Shareholder Proposals

The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company’s next meeting of Shareholders (for the year ending December 31, 2012) is expected to be held on or about May 22, 2013 and proxy materials in connection with that meeting are expected to be available on or about April 9, 2013. Any shareholder proposals prepared in accordance with the proxy rules for inclusion in the Company’s proxy materials must be received by the Company on or before December 3, 2012.

ANNUAL REPORT/FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is being provided to shareholders with this Proxy Statement.

By Order of the Board of Directors

Scott Drill
Secretary

Whether or not you plan to attend the meeting, please fill in, date and sign the proxy exactly as your name appears thereon and mail it promptly in the envelope provided with the proxy card, or vote your shares over the Internet by following the instructions on the proxy notice.

APPENDIX A

INSIGNIA SYSTEMS, INC.
2003 INCENTIVE STOCK OPTION PLAN
(Adopted by Board of Directors February 24, 2003)
(Approved by Shareholders on May 20, 2003)
(Amended through February 21, 2012, subject to Shareholders’ Approval on May 23, 2012)

          1.          Purpose. The purpose of this Plan is to provide a means whereby Insignia Systems, Inc. (the “Company”), may be able, by granting options to purchase stock in the Company, to attract, retain and motivate capable and loyal employees, directors, consultants and advisors of the Company and its subsidiaries, for the benefit of the Company and its shareholders. Both incentive stock options which qualify for favorable tax treatment under Section 422 of the Internal Revenue Code (the “Code”), and nonqualified stock options which do not qualify for favorable tax treatment, may be granted under the Plan.

          2.          Reservation of Shares. A total of 3,675,000 shares of the authorized but unissued shares of Common Stock of the Company, par value $.01 per share, is reserved for issue upon the exercise of options granted under the Plan. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares covered thereby shall become available for additional options which may be issued to persons eligible under the Plan so long as it remains in effect. Shares reserved for issue as provided herein shall cease to be reserved upon termination of the Plan.

          3.          Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee shall be appointed by the Board of Directors and shall be comprised solely of two or more “non-employee directors” within the meaning of SEC Rule 16b-3. Each member of the Committee shall also be an “outside director” within the meaning of Code Section 162(m). The Committee shall have the full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration. The Committee shall determine which persons shall be granted options hereunder, the number of shares for which each option shall be granted, the types of options to be granted, and any limitations on the exercise of options in addition to those imposed by this Plan. The Committee may also waive any restrictions on the exercise of outstanding options and approve amendments to outstanding options, provided there is no conflict with the terms of the Plan. The Committee shall apply such criteria as it deems appropriate in determining the persons to whom options are granted and the number of shares to be covered by each option.

          4.          Eligibility. An option may be granted to any employee, director, consultant or advisor of the Company or its subsidiaries, except that no consultant or advisor shall be granted options in connection with the offer and sale of securities in a capital raising transaction on behalf of the Company. The maximum number of shares for which any person may be granted options under the Plan in any year is limited to 100,000 shares.

5.

Option Grants To Outside Directors. Each outside director of the Company shall automatically be granted an option to purchase 10,000 shares of Common Stock on the date first appointed or elected as a director. Each outside director shall also automatically be granted an option to purchase 5,000 shares of Common Stock on (a) the date of each subsequent annual meeting of the shareholders, provided the outside director is either reelected or continues to serve as an outside director, or (b) the anniversary of the prior year’s grant in any year in which there is no meeting of the shareholders. In no event shall a director receive more than one grant in any fiscal year.

The period within which an option granted to an outside director must be exercised shall be the earlier of (a) ten years from the date of grant, or (b) 90 days after the director ceases to be a director for any reason. Options granted to outside directors shall be immediately exercisable in full when granted.

          6.          Exercise Price. The per share exercise price for each option shall be determined by the Committee at the time of grant, provided that the per share exercise price for any incentive stock option, and any option granted to an outside director, shall be not less than the fair market value of the Common Stock on the date the option is granted. In making such determination, the Committee shall rely on market quotations, if available, but if not available, upon independent appraisals of the stock or such other information deemed appropriate by the Committee.

          7.          Changes in Present Stock. In the event of a recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the Company’s present capital stock, appropriate adjustment may be made by the Committee in the number and kind of shares and the option price of shares which are or may become subject to options granted or to be granted hereunder.

          8.          Exercise of Option. Receipt by the Company of a written notice from an optionee, specifying the number of shares to be purchased, and accompanied by payment of the purchase price for such shares, shall constitute exercise of the option as to such shares. The date of receipt by the Company of such written notice shall be the date of exercise of the option. The Company may accept payment from a broker and, upon receipt of written instructions from the optionee, deliver the purchased shares to the broker.

          9.          Option Agreement Provisions. Each option granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company and the optionee, and shall be subject to the following terms and conditions, and such other terms and conditions as may be prescribed by the Committee:

(a)

Payment. The full purchase price of the shares acquired upon exercise of an option shall be paid in cash, certified or cashier’s check, or in the form of Common Stock of the Company with a market value equal to the option exercise price and free and clear of all liens and encumbrances.

The Committee in its sole discretion may also permit the “cashless exercise” of an option. In the event of a cashless exercise, the optionee shall surrender the option to the Company, and the Company shall issue the optionee the number of shares determined as follows:

X = Y (A-B) /A where:

X = the number of shares to be issued to the optionee.

Y =	the number of shares with respect to which the option is being exercised.
A =	the closing sale price of the Common Stock on the date of exercise, or in the absence thereof, the fair market value on the date of exercise.

B = the option exercise price.

(b)

Exercise Period. The period within which an option must be exercised shall be fixed by the Committee, and shall not exceed ten years from the date of grant for an incentive stock option. The Committee may provide that an option will vest and become exercisable upon the completion of specified periods of employment, or the attainment of specified performance goals. To the extent exercisable, an option may be exercised in whole or in part. Outstanding unvested options shall become immediately exercisable in full in the event the Company is acquired by merger, purchase of all or substantially all of the Company’s assets, or purchase of a majority of the outstanding stock by a single party or a group acting in concert.

(c)

Rights of Optionee Before Exercise. The holder of an option shall not have the rights of a shareholder with respect to the shares covered by his or her option until such shares have been issued to him or her upon exercise of the option.

(d)

No Rights to Continued Employment. Nothing in the Plan or in any Stock Option Agreement entered into pursuant hereto shall be construed to confer upon any optionee any right to continue in the employ of his or her employer or interfere in any way with the right of his or her employer to terminate his or her employment at any time.

(e)

Death of Optionee. Upon the death of an optionee, the option, or any portion thereof, may be exercised to the extent the optionee was entitled to do so at the time of the optionee’s death, by his or her executor or administrator or other person entitled by law to the optionee’s rights under the option, at any time within one year subsequent to the date of death. The option shall automatically expire one year after the optionee’s death to the extent not exercised.

(f)

Disability of Optionee. If an optionee is an employee of the Company or its subsidiaries, and if the optionee’s employment is terminated due to his or her disability, the optionee may, within one year of such termination, exercise any unexercised portion of the option to the extent he or she was entitled to do so at the time of such termination. The option shall automatically expire one year after such termination to the extent not exercised.

(g)

Other Termination of Employment. If an optionee is an employee of the Company or its subsidiaries, and if the optionee’s employment is terminated other than by death, disability, or conduct which is contrary to the best interests of his or her employer, the optionee may, within 90 days of such termination, exercise any unexercised portion of the option to the extent he or she was entitled to do so at the time of such termination. The option shall automatically expire 90 days after such termination to the extent not exercised. If the optionee’s employment is terminated by his or her employer for conduct which is contrary to the best interests of his or her employer, or if the optionee violates any written nondisclosure agreement with his or her employer, as determined in either case by the optionee’s employer in its sole discretion, the unexercised portion of the optionee’s option shall automatically expire at that time. Inter-company transfers and approved leaves of absence for up to 90 days shall not be considered termination of employment.

(h)

Non-transferability of Option. No option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and each option shall be exercisable during the optionee’s lifetime only by the optionee. No option may be attached or subject to levy by an optionee’s creditors.

	(i)	Date of Grant. The date on which the Committee approves the granting of an option shall be considered the date on which such option is granted.

10.	Additional Provisions for Incentive Stock Options.

(a)

Dollar Limit. Each option granted to an employee shall constitute an incentive stock option, provided that no more than $100,000 of such options (based upon the fair market value of the underlying shares as of the date of grant) can first become exercisable for any employee in any calendar year. To the extent an option grant exceeds the $100,000 limitation, it shall constitute a non-qualified stock option. Each Stock Option Agreement with an employee shall specify the extent to which it is an incentive and/or non-qualified stock option. For purposes of applying the $100,000 limitation, options granted under this Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation shall be included.

(b)

Ten Percent Shareholders. No incentive stock option shall be granted to any employee who at the time directly or indirectly owns more than 10 percent of the combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation, unless the exercise price is not less than 110 percent of the fair market value of such stock on the date of grant, and unless the option is not exercisable more than five years after the date of grant.

          11.          Restrictions on Transfer. During any period in which the offering of the shares under the Plan is not registered under federal and state securities laws, an optionee shall agree in his or her option agreement that he or she is acquiring shares under the Plan for investment purposes, and not for resale, and that the shares cannot be resold or otherwise transferred except pursuant to registration or unless, in the opinion of counsel for the Company, registration is not required.

          Any restrictions upon shares acquired upon exercise of an option pursuant to the Plan and the Stock Option Agreement shall be binding upon the optionee, and his or her heirs, executors, and administrators. Any stock certificate issued under the Plan which is subject to restrictions shall be endorsed so as to refer to the restrictions on transfer imposed by the Plan, and by applicable securities laws.

          12.          Withholding of Taxes. The Company shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation to withhold in connection with any option including, but not limited to, withholding a portion of the shares issuable on exercise of an option, or requiring the optionee to pay to the Company, in cash, an amount sufficient to cover the Company’s withholding obligations.

          13.          Duration of Plan. The Plan shall terminate ten years after the date of its adoption by the Board of Directors, unless sooner terminated by issuance of all shares reserved for issuance hereunder, or by the Board of Directors pursuant to Section 13. No option shall be granted under the Plan after such termination date.

          14.          Termination or Amendment of the Plan. The Board of Directors may at any time terminate the Plan, or make such modifications to the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of the optionee to whom any option shall previously have been granted, adversely affect the rights of such optionee under such option.

          15.          Shareholder Approval. The Board of Directors shall submit the Plan to the shareholders for their approval within 12 months of the date of its adoption by the Board. Options granted prior to such approval are contingent on receipt of such approval, and shall automatically lapse if such approval is not granted. The Board shall also submit any amendments to the shareholders for approval if required by applicable law or regulation.

          16.          Interpretation. The Plan shall be interpreted in accordance with Minnesota law.

APPENDIX B

INSIGNIA SYSTEMS, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Adopted by Board of Directors April 27, 1993)
(Approved by Shareholders on April 27, 1993)
(Amended through February 21, 2012, subject to Shareholders’ Approval on May 23, 2012)

          1.          Establishment of Plan. Insignia Systems, Inc. (hereinafter referred to as the “Company”) proposes to grant to certain employees of the Company the opportunity to purchase common stock of the Company. Such common stock shall be purchased pursuant to the plan herein set forth which shall be known as the “INSIGNIA SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN” (hereinafter referred to as the “Plan”). The Company intends that the Plan shall qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with the requirements of said Section 423 and the regulations thereunder.

          2.          Purpose. The Plan is intended to encourage stock ownership by employees of the Company, and as an incentive to them to remain in employment, improve operations, increase profits, and contribute more significantly to the Company’s success.

          3.          Administration. The Plan shall be administered by a stock purchase committee (hereinafter referred to as the “Committee”) consisting of not less than three directors or employees of the Company, as designated by the Board of Directors of the Company (hereinafter referred to as the “Board of Directors”). The Board of Directors shall fill all vacancies in the Committee and may remove any member of the Committee at any time, with or without cause. The Committee shall select its own chairman and hold its meetings at such times and places as it may determine. All determinations of the Committee shall be made by a majority of its members. Any decision which is made in writing and signed by a majority of the members of the Committee shall be effective as fully as though made by a majority vote at a meeting duly called and held. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company, its employees and it shareholders and in accordance with the purposes of the Plan; provided, however, that the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Internal Revenue Code, as amended. Such determinations shall be binding upon the Company and the participants in the Plan unless otherwise determined by the Board of Directors. The Company shall pay all expenses of administering the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

          4.          Duration and Phases of the Plan. (a) The Plan will commence on January 1, 1993, and will continue until terminated by the Board pursuant to Section 15, except that any phase commenced prior to such termination shall, if necessary, be allowed to continue beyond such termination until completion.

          (b)          The Plan shall be carried out in one or more phases, each phase being for a period of one year. Each phase shall commence immediately after the termination of the preceding phase. The existence and date of commencement of a phase (the “Commencement Date”) shall be determined by the Committee, provided that the commencement of the first phase shall be within twelve (12) months before or after the date of approval of the Plan by the shareholders of the Company. In the event all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the commencement of one or more phases scheduled by the Committee or the number of shares remaining is so small, in the opinion of the Committee, as to render administration of any succeeding phase impracticable, such phase or phases shall be canceled. Phases shall be numbered successively as Phase 1, Phase 2 and Phase 3.

          (c)          The Board of Directors may elect to accelerate the termination date of any phase effective on the date specified by the Board of Directors in the event of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or (iii) any plan or liquidation or dissolution of the Company.

          5.          Eligibility. All Employees, as defined in Paragraph 19 hereof, who are employed by the Company at least one day prior to the Commencement Date of a phase shall be eligible to participate in such phase.

          6.          Participation. Participation in the Plan is voluntary. An eligible Employee may elect to participate in any phase of the plan, and thereby become a “Participant” in the Plan, by completing the Plan payroll deduction form provided by the Company and delivering it to the Company or its designated representative prior to the Commencement Date of that phase. Payroll deductions for a Participant shall commence on the first payday after the Commencement Date of the phase and shall terminate on the last payday immediately prior to or coinciding with the termination date of that phase unless sooner terminated by the Participant as provided in Paragraph 9 hereof.

          7.          Payroll Deductions. (a) Upon enrollment, a Participant shall elect to make contributions to the Plan by payroll deductions (in full dollar amounts and in amounts calculated to be as uniform as practicable throughout the period of the phase), in the aggregate amount not in excess of 10% of such Participant’s Base Pay for the term of the Phase, as determined according to Paragraph 19 hereof.

          The minimum authorized payroll deduction must aggregate to not less than $10 per pay period.

          (b)          In the event that the Participant’s compensation for any pay period is terminated or reduced from the compensation rate for such a period as of the Commencement Date of the phase for any reason so that the amount actually withheld on behalf of the Participant as of the termination date of the phase is less than the amount anticipated to be withheld over the phase year as determined on the Commencement Date of the phase, then the extent to which the Participant may exercise his option shall be based on the amount actually withheld on his behalf. In the event of a change in the pay period of any Participant, such as from bi-weekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to ensure the deduction of the proper amount authorized by the Participant.

          (c)          All payroll deductions made for Participants shall be credited to their accounts under the Plan. A Participant may not make any separate cash payments into such account.

          (d)          Except for his right to discontinue participation in the Plan as provided in Paragraph 9, no Participant shall be entitled to increase or decrease the amount to be deducted in a given phase after the Commencement Date.

          8.           Options.

          (a)          Grant of Option.

(i)

A Participant who is employed by the Company as of the Commencement Date of a phase shall be granted an option as of such date to purchase a number of full shares of Company common stock to be determined by dividing the total amount to be credited to that Participant’s account under Paragraph 7 hereof by the option price set forth in Paragraph 8(a)(ii)(A) hereof, subject to the limitations of Paragraph 10 hereof.

(ii)	The option price for such shares of common stock shall be the lower of:

	A.	Eighty-five percent (85%) of the fair market value of such shares of common stock on the Commencement Date of the phase; or

	B.	Eighty-five percent (85%) of the fair market value of such shares of common stock on the termination date of the phase.

(iii)

The fair market value of shares of common stock of the Company shall be determined by the Committee for each valuation date in a manner acceptable under Section 423 of the Internal Revenue Code of 1986.

	(iv)	Anything herein to the contrary notwithstanding, no Employee shall be granted an option hereunder:

		A.	Which exceeds a 10,000 share limit per Employee for each plan phase;

B.

Which permits his rights to purchase stock under all employee stock purchase plans of the Company, its subsidiaries or its parent, if any, to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time;

C.

If immediately after the grant such Employee would own and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or of any subsidiary of the Company. For purposes of determining stock ownership under this Paragraph, the rules of Section 424(d) of the Internal Revenue Code, as amended, shall apply; or

		D.	Which can be exercised after the expiration of 27 months from the date the option is granted.

(b)	Exercise of Option.

(i)

Unless a Participant gives written notice to the Company pursuant to Paragraph 8(b)(ii) or Paragraph 9 prior to the termination date of a phase, his option for the purchase of shares will be exercised automatically for him as of such termination date for the purchase of the number of full shares of Company common stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price, subject to the limitations set forth in Paragraph 10 hereof.

(ii)

A Participant may, by written notice to the Company at any time during the thirty (30) day period immediately preceding the termination date of a phase, elect, effective as of the termination date of that phase, to exercise his option for a specified number of full shares less than the maximum number which may be purchased under his option.

(iii)

As promptly as practicable after the termination date of any phase, the Company will deliver to each Participant herein the common stock purchased upon the exercise of his option, together with a cash payment equal to the balance, if any, of his account which was not used for the purchase of common stock with interest accrued thereon.

          9.         Withdrawal or Termination of Participation. (a) A Participant may, at any time prior to the termination date of a phase, withdraw all payroll deductions then credited to his account by giving written notice to the Company. Promptly upon receipt of such notice of withdrawal, all payroll deductions credited to the Participant’s account will be paid to him with interest accrued thereon and no further payroll deductions will be made during the phase. In such event, the option granted the Participant under that phase of the Plan shall lapse immediately. Partial withdrawals of payroll deductions hereunder may not be made.

         (b)         In the event of the death of a Participant, the person or persons specified in Paragraph 14 may give notice to the Company within sixty (60) days of the death of the Participant electing to purchase the number of full shares which the accumulated payroll deductions in the account of such deceased Participant will purchase at the option price specified in Paragraph 8(a)(ii) and have the balance in the account distributed in cash with interest accrued thereon. If no such notice is received by the Company within said sixty (60) days, the accumulated payroll deductions will be distributed in full in cash with interest accrued thereon.

          (c)          Upon termination of Participant’s employment for any reason other than death of the Participant, the payroll deductions credited to his account, plus interest, shall be returned to him.

          10.          Stock Reserved for Options. (a) One Million Four Hundred Thousand (1,400,000) shares of the Company’s common stock are reserved for issuance upon the exercise of options to be granted under the Plan. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the Plan.

          (b)          If the total number of shares of the Company common stock for which options are to be granted for a given phase as specified in Paragraph 8 exceeds the number of shares then remaining available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such phase pursuant to Paragraph 4, the Committee shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as it shall consider practicable. In such event, the options to be granted and the payroll deductions to be made pursuant to the Plan which would otherwise be effected may, in the discretion of the Committee, be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.

          (c)          The Participant (or a joint tenant named pursuant to Paragraph 10(d) hereof) shall have no rights as a shareholder with respect to any shares subject to the Participant’s option until the date of the issuance of a stock certificate evidencing such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is actually issued, except as otherwise provided in Paragraph 12 hereof.

          (d)          The shares of the Company common stock to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Participant so directs by written notice to the Committee prior to the termination date of that phase of the Plan, in the names of the Participant and one other person the Participant may designate as his joint tenant with rights of survivorship, to the extent permitted by law.

          11.          Accounting and Use of Funds. Payroll deductions for each Participant shall be credited to an account established for him under the Plan. A Participant may not make any separate case payments into such account. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder and the Company shall not be obligated to segregate such funds. All funds from payroll deductions received or held by the Company under the Plan may be used, without limitation, for any corporate purpose by the Company.

          12.          Adjustment Provision. (a) Subject to any required action by the shareholders of the Company, the number of shares covered by each outstanding option, and the price per share thereof in each such option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company common stock resulting from a subdivision or consolidation of shares or the payment of a share dividend (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

          (b)          In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different part value or without par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

          13.          Non-Transferability of Options. (a) Options granted under any phase of the Plan shall not be transferable except under the laws of descent and distribution and shall be exercisable only by the Participant during his lifetime and after his death only by his beneficiary of the representative of his estate as provided in Paragraph 9(b) hereof.

          (b)          Neither payroll deductions credited to a Participant’s account, nor any rights with regard to the exercise of an option or to receive common stock under any phase of the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that the Company may, at its option, treat such act as an election to withdraw funds in accordance with Paragraph 9.

          14.          Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any cash to the Participant’s credit plus interest thereon under any phase of the Plan in the event of such Participant’s death prior to exercise of his option pursuant to Paragraph 9(b) hereof, or to exercise his option and become entitled to any stock and/or cash upon such exercise in the event of the Participant’s death prior to exercise of the option pursuant to Paragraph 9(b) hereof. The beneficiary designation may be changed by the Participant at any time by written notice to the Company.

          Upon the death of a Participant and upon receipt by the Company of proof deemed adequate by it of the identity and existence at the Participant’s death of a beneficiary validly designated under the Plan, the Company shall in the event of the Participant’s death under the circumstances described in Paragraph 9(b) hereof, allow such beneficiary to exercise the Participant’s option pursuant to Paragraph 9(b) if such beneficiary is living on the termination date of the phase and deliver to such beneficiary the appropriate stock and/or cash after exercise of the option. In the event there is no validly designated beneficiary under the Plan who is living at the time of the Participant’s death under the circumstances described in Paragraph 9(b) or in the event the option lapses, the Company shall deliver the cash credited to the account of the Participant with interest to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Company, it may, in its discretion, deliver such cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. The Company will not be responsible for or be required to give effect to the disposition of any cash or stock or the exercise of any option in accordance with any will or other testamentary disposition made by such Participant or in accordance with the provision of any law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of a Participant by whom he has been designated, acquire any interest in any stock or in any option or in the cash credited to the Participant under any phase of the Plan.

          15.          Amendment and Termination. The Plan may be terminated at any time by the Board of Directors provided that, except as permitted in Paragraph 4(c) with respect to an acceleration of the termination date of any phase, no such termination will take effect with respect to any options then outstanding. Also, the Board may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Internal Revenue Code of 1986, as amended, or other applicable laws or regulations; provided, however, that no such amendment shall, without prior approval of the shareholders of the Company (1) increase the total number of shares for which options may be granted under the Plan (except as provided in Paragraph 12 herein), (2) permit aggregate payroll deductions in excess of ten percent (10%) of a Participant’s compensation as of the Compensation Date of a phase, or (3) impair any outstanding option.

          16.          Interest. In any situation where the Plan provides for the payment of interest on a Participant’s payroll deductions, such interest shall be determined by averaging the month-end balances in the Participant’s account for the period of his participation and computing interest thereon at the initial rate of three percent (3%) per annum. This interest rate may be adjusted periodically by the Committee as it deems appropriate.

          17.          Notices. All notices or other communications in connection with the Plan or any phase thereof shall be in the form specified by the Committee and shall be deemed to have been duly given when received by the Participant or his designated personal representative or beneficiary or by the Company or its designated representative, as the case may be.

          18.          Participation of Subsidiaries. The Employees of any Subsidiary of the Company shall be entitled to participate in the Plan on the same basis as Employees of the Company, unless the Board of Directors determines otherwise. Effective as of the date of coverage of any Subsidiary, any references herein to the “Company” shall be interpreted as referring to such Subsidiary as well as to Insignia Systems, Inc.

          In the event that any Subsidiary which is covered under the Plan ceases to be a Subsidiary of Insignia Systems, Inc. the employees of such Subsidiary shall be considered to have terminated their employment for purposes of Paragraph 9 hereof as of the date such Subsidiary ceases to be such a Subsidiary.

          19.          Definitions. (a) “Subsidiary” shall include any corporation defined as a subsidiary of the Company in Section 424(f) of the Internal Revenue Code of 1986, as amended.

          (b)          “Employee” shall mean any employee, including an officer, of the Company who as of the day immediately preceding the Commencement Date of a phase is customarily employed by the Company for more than twenty (20) hours per week and more than five (5) months in a calendar year.

          (c)          “Base Pay” is the regular pay for employment for each employee as annualized for a twelve (12) month period, exclusive of overtime, commissions, bonuses, disability payments, shift differentials, incentives and other similar payments, determined as of the Commencement Date of each phase.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

	CONTROL # à	000000000000

NAME

THE COMPANY NAME INC. - COMMON	SHARES	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E		123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F		123,456,789,012.12345
THE COMPANY NAME INC. - 401 K		123,456,789,012.12345

	PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following:			☐	☐	☐

1.	Election of Directors
Nominees

01	Donald J. Kramer 02 David L. Boehnen 03 Peter V. Derycz 04 Scott F. Drill 05 Reid V. MacDonald
06	Gordon F. Stofer

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.							For	Against	Abstain

2.	To approve an amendment to the Company’s 2003 Incentive Stock Option Plan to increase the number of shares reserved for issuance under the Plan from 3,175,000 to 3,675,000 shares.						☐	☐	☐

3.	To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the Plan from 1,200,000 to 1,400,000 shares.						☐	☐	☐

4.	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2012.						☐	☐	☐

5.	To approve, by non-binding vote, the Company’s executive compensation.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
CUSIP #
SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]		Date		JOB #		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

INSIGNIA SYSTEMS, INC.
Annual Meeting of Shareholders May 23, 2012 9:00 AM
This proxy is solicited by the Board of Directors

The shareholders hereby appoint Scott F. Drill and John C. Gonsior, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of INSIGNIA SYSTEMS, INC. that the shareholders are entitled to vote at the Annual Meeting of shareholders to be held at 9:00 AM, CDT on May 23, 2012, at the Marriott Minneapolis West, 9960 Wayzata Boulevard, St. Louis Park, MN 55426, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side